UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                Filed by a party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Forte Biosciences, Inc.

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Dear Fellow Stockholders:

We are pleased to invite you to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Forte Biosciences, Inc. (the “Company” or “Forte”), to be held on Tuesday, September 19, 2023 at 10:00 a.m., Pacific Time. The Annual Meeting will be held via a virtual format and you will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/FBRX2023 where you will be able to listen to the meeting live, submit questions and vote online.

The attached formal meeting notice and proxy statement contain details of the business to be conducted at the Annual Meeting. Your vote is particularly important this year. As you may be aware, Camac Fund, LP (together with its affiliates, “Camac Fund”) has notified the Company that it has nominated two nominees to stand for election as directors at the Annual Meeting in opposition to certain of the nominees recommended by our Board of Directors (the “Board”). You may receive a proxy statement, white universal proxy card, and other solicitation materials from the Camac Fund; however, since the Camac Fund has the option to choose which of our stockholders will receive their proxy solicitation materials, we cannot be certain whether you will receive them. The Company is not responsible for the accuracy of any information provided by, or relating to, Camac Fund or its nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Camac Fund, or any other statements that Camac Fund may otherwise make. Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, we urge you to vote and submit your proxy promptly via the Internet, telephone or mail.

Our Board does NOT endorse any of the Camac Fund’s nominees and unanimously recommends that you vote “FOR” each of the two highly qualified nominees proposed by our Board on the enclosed BLUE universal proxy card. The Company’s Board strongly urges you NOT to sign or return any white universal proxy card sent to you by the Camac Fund. If you have previously submitted a white universal proxy card sent to you by the Camac Fund, you can revoke that proxy and vote for our Board’s nominees and on the other matters to be voted on at the Annual Meeting at any time before it is exercised by marking, signing, dating and mailing the enclosed BLUE universal proxy card in the postage-paid envelope provided or following the instructions on your BLUE universal proxy card to vote via the Internet or telephone. Even if you would like to elect some or all of the Camac Fund’s nominees, we strongly recommend you use the Company’s BLUE universal proxy card to do so.

On behalf of our Board, we would like to express our appreciation for your continued support of and interest in Forte.

PLEASE NOTE THAT THIS YEAR, YOUR PROXY CARD LOOKS DIFFERENT. IT HAS MORE NAMES ON IT THAN THERE ARE SEATS UP FOR ELECTION, UNDER NEW REQUIREMENTS CALLED A “UNIVERSAL PROXY CARD.” THIS MEANS THE COMPANY’S PROXY CARD IS REQUIRED TO LIST THE CAMAC FUND NOMINEES IN ADDITION TO YOUR BOARD’S NOMINEES. PLEASE MARK YOUR CARD CAREFULLY AND ONLY VOTE “FOR” THE NOMINEES AND PROPOSALS RECOMMENDED BY YOUR BOARD.

Your vote is extremely important no matter how many shares you own. Whether or not you expect to attend the meeting, please vote and submit your proxy over the Internet, by telephone or by mail. If you are a beneficial owner of our shares, the availability of telephone and internet voting will depend on the voting process of the broker or nominee. If you have any questions or require any assistance with voting your shares, please call the Company’s proxy solicitor:

ALLIANCE ADVISORS

Stockholders, banks, and brokers may call (855) 486-7907 (toll-free from the U.S. and Canada) or

+1 (214) 989-6804 (from other countries)

Sincerely,

Paul A. Wagner, Ph.D.

Chairman and Chief Executive Officer

Dallas, Texas

FORTE BIOSCIENCES, INC.

3060 Pegasus Park Drive, Building 6

Dallas, Texas 75247

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	Tuesday, September 19, 2023 at 10:00 a.m. Pacific Time

Place	The Annual Meeting will be a completely virtual meeting of stockholders, to be conducted via live webcast. You will be able to attend the Annual Meeting virtually, submit questions and vote online during the meeting by visiting www.virtualshareholdermeeting.com/FBRX2023.

Items of Business	• To elect two (2) Class III directors to hold office until our 2026 annual meeting of stockholders and until his or her respective successors are elected and qualified.

•	To approve, on an advisory basis, the compensation of our named executive officers.

•	To approve, on an advisory and non-binding basis, the frequency of future advisory votes on executive compensation.

•	To ratify the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for our fiscal year ending December 31, 2023.

•	To approve an amended and restated 2021 Equity Incentive Plan.

•	To vote, on an advisory basis, on two shareholder proposals, each only if properly presented.

•	To transact other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

Record Date	(the “Record Date”). Only stockholders of record as of the Record Date are entitled to notice of and to vote at the Annual Meeting.

Availability of Proxy Materials	Our proxy statement, notice of Annual Meeting, form of proxy and our annual report are first being sent or given on or about to all stockholders entitled to vote at the Annual Meeting.

The proxy materials and our annual report can be accessed as of by visiting www.proxyvote.com. We are providing access to our proxy materials over the Internet under the rules adopted by the U.S. Securities and Exchange Commission.

Voting	YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your proxy or voting instructions via the Internet, telephone or mail as soon as possible. Returning the proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares at the Annual Meeting. The proxy statement explains proxy voting and the matters to be voted on in more detail.

YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE COMPANY’S TWO DIRECTOR NOMINEES NAMED ON THE ENCLOSED BLUE UNIVERSAL PROXY CARD AND URGES YOU NOT TO SIGN OR RETURN ANY WHITE UNIVERSAL PROXY CARD SENT TO YOU BY OR ON BEHALF OF THE CAMAC FUND.

By order of the Board of Directors,

Paul A. Wagner, Ph.D.

Chairman and Chief Executive Officer

Dallas, Texas

The date of this proxy statement is                  and it is being mailed to stockholders on or about                 .

i

BACKGROUND TO THE SOLICITATION

Below is a chronology of material events preceding this proxy solicitation:

•

On August 1, 2022, the Camac Fund filed an initial Schedule 13D (the “Schedule 13D”) disclosing beneficial ownership of approximately 7.5% of the outstanding shares of Forte’s common stock, $0.001 par value per share (the “Common Stock”). Later in August 2022, the Camac Fund filed multiple amendments to its Schedule 13D disclosing updated beneficial ownership amounts.

•

On August 26, 2022, Forte received a written demand from the Camac Fund to inspect certain books and records pursuant to Section 220 of the Delaware General Corporation Law (the “Books and Records Demand”).

•

In September 2022, Forte’s counsel responded to the Books and Records Demand, noting certain deficiencies in the request but nevertheless agreeing to provide certain of the requested documents and to confer with the Camac Fund regarding their additional requests.

•	On September 28, 2022, the Camac Fund filed an amendment to its Schedule 13D disclosing beneficial ownership of approximately 8.2% of the Common Stock.

•	In October 2022, Forte agreed to produce additional Board records, with confidential commercially sensitive information redacted.

•

On November 23, 2022, the Camac Fund filed a complaint in the Chancery Court of the State of Delaware seeking an order compelling Forte to produce additional documents sought in the Books and Records Demand (the “Lawsuit”).

•	Following the filing of the Lawsuit, Forte produced additional documents in an attempt to resolve the Lawsuit.

•	On January 13, 2023, a status conference was held before the judge in the Lawsuit in an attempt to resolve an outstanding dispute between the parties concerning the document production.

•

On February 17, 2023, Camac delivered a nomination notice (the “Nomination Notice”) to the Company nominating Michael G. Hacke and Chris McIntyre for election to the Board. Based on the information provided by Camac in the Nomination Notice and subsequent disclosure, neither Mr. Hacke nor Mr. McIntyre has any substantive experience in the biopharmaceutical industry or drug development.

•	On February 21, 2023, Camac filed an amendment to its Schedule 13D disclosing beneficial ownership of approximately 8.6% of the Common Stock and disclosing the delivery of the Nomination Notice.

•	On March 8, 2023, Forte’s counsel reached out to Camac Fund’s counsel to discuss potential solutions that would avoid a proxy fight.

•

On March 9, 2023, Forte’s counsel again engaged with Camac Fund’s counsel to explore various avenues to a negotiated resolutions that would avoid a costly and distracting proxy fight. However, counsel for the Camac Fund indicated that their client was not open to any negotiated solution that did not include a complete shift of operational focus and depleting the Company’s cash reserves to fund a large share repurchase program. Camac Fund’s counsel also made various references to the alignment between the Camac Fund and several other stockholders who had filed Schedule 13Ds.

•	On March 15, 2023, Dr. Wagner received an email from Eric Shahinian, Manager of the Camac Fund, asking to present his personal and previously presented views about Forte.

•	On May 25, 2023, Camac filed a preliminary proxy statement.

•	On August 2, 2023, Forte filed this preliminary proxy statement.

FORTE BIOSCIENCES, INC.

PROXY STATEMENT

FOR 2023 ANNUAL MEETING OF STOCKHOLDERS

To be held at 10:00 a.m., Pacific Time, on Tuesday, September 19, 2023

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

Why am I receiving these materials?

This proxy statement and the form of proxy are furnished in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at the 2023 Annual Meeting of stockholders of Forte Biosciences, Inc. (the “Company” or “Forte”), a Delaware corporation, and any postponements, adjournments or continuations thereof. The Annual Meeting will be held on Tuesday, September 19, 2023, at 10:00 a.m., Pacific Time. The annual meeting will be conducted virtually via live audio webcast. You will be able to attend the Annual Meeting virtually by visiting www.virtualshareholdermeeting.com/FBRX2023, where you will be able to listen to the meeting live, submit questions and vote online during the meeting.

What proposals will be voted on at the Annual Meeting?

The following proposals will be voted on at the Annual Meeting:

•	the election of two (2) Class III directors to hold office until our 2026 annual meeting of stockholders and until his or her successor is elected and qualified;

•	the approval, on an advisory basis, the compensation of our named executive officers;

•	the approval, on an advisory and non-binding basis, the frequency of future stockholder advisory votes on the compensation of our named executive officers;

•	the ratification of the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for our fiscal year ending December 31, 2023;

•	the approval of an amended and restated 2021 Equity Incentive Plan;

•	the approval of the shareholder proposal to amend the Company’s amended and restated bylaws; and

•	the approval, on an advisory basis, of the shareholder proposal to terminate the Company’s preferred stock rights agreement.

As of the date of this proxy statement, our management and Board were not aware of any other matters to be presented at the Annual Meeting.

How does the Board recommend that I vote on these proposals?

Our Board recommends that you vote your shares:

•	“FOR” the election of Lawrence Eichenfield, M.D. and Paul A. Wagner, Ph.D., as Class III directors to serve for a three-year term;

•	“FOR” the approval, on an advisory basis, of the compensation of our named executive officers;

•	to hold future stockholder advisory votes on the compensation of our named executive officers every “THREE YEARS”;

•	“FOR” the ratification of the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for our fiscal year ending December 31, 2023;

•	“FOR” the approval of an amended and restated 2021 Equity Incentive Plan;

•	“AGAINST” the approval of the shareholder proposal to amend the Company’s amended and restated bylaws; and

•	“AGAINST” the approval, on an advisory basis, of the shareholder proposal to terminate the Company’s preferred stock rights agreement.

THE BOARD URGES YOU NOT TO SIGN, RETURN OR VOTE ANY WHITE UNIVERSAL PROXY CARD THAT MAY BE SENT TO YOU BY THE CAMAC FUND, AS ONLY YOUR LATEST DATED PROXY CARD WILL BE COUNTED. IF YOU HAVE PREVIOUSLY SUBMITTED A VOTE USING THE WHITE UNIVERSAL PROXY CARD SENT TO YOU BY THE CAMAC FUND, YOU CAN REVOKE IT BY USING THE ENCLOSED BLUE UNIVERSAL PROXY CARD TO VOTE “FOR” OUR BOARD’S NOMINEES AND “FOR” ALL OTHER PROPOSALS RECOMMENDED BY OUR BOARD.

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

Holders of our Common Stock as of the close of business on                 , the record date for the Annual Meeting, may vote at the Annual Meeting. As of the record date, there were                  shares of our Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter properly brought before the Annual Meeting. Stockholders are not permitted to cumulate votes with respect to the election of directors.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered the stockholder of record with respect to those shares, and the proxy materials were sent directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the Annual Meeting. Throughout this proxy statement, we refer to these holders as “stockholders of record.”

Street Name Stockholders. If your shares are held in a brokerage account or by a broker, bank or other nominee, then you are considered the beneficial owner of shares held in street name, and the proxy materials were forwarded to you by your broker, bank or other nominee, which is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account by following the instructions that your broker, bank or other nominee sent to you. As a beneficial owner, you are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote these shares at the Annual Meeting unless you obtain a signed legal proxy from your broker, bank or other nominee giving you the right to vote the shares. Throughout this proxy statement, we refer to these holders as “street name stockholders.”

How many votes are needed for approval of each proposal?

•

Proposal No. 1: Directors are elected by a plurality of the voting power of the shares present in person (including virtually) or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. A plurality means that the nominees with the largest number of FOR votes are elected as directors. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR, whether as a result of a WITHHOLD vote or a broker non-vote, will have no effect on the outcome of the election.

•	Proposal No. 2: The approval, on an advisory basis, of the compensation of our named executive officers requires the affirmative vote of a majority of the voting power of the shares present in person

(including virtually) or represented by proxy at the Annual Meeting and entitled to vote thereon. You may vote FOR or AGAINST this proposal, or you may indicate that you wish to ABSTAIN from voting on this proposal. Abstentions will be counted for purposes of determining the presence or absence of a quorum. However, abstentions are not considered votes cast for or against a proposal, and thus will have no effect on the outcome of the vote on this proposal. Broker non-votes will also be counted for purposes of determining the presence or absence of a quorum but will have no effect on the outcome of this proposal. Because this proposal is an advisory vote, the result will not be binding on our Board or our Company. Our Board and our compensation committee will consider the outcome of the vote when determining named executive officer compensation.

•

Proposal No. 3: For the advisory vote regarding the frequency of future stockholder votes on named executive officers compensation, the option that receives the most votes will be considered the preferred frequency of our stockholders. You may vote for a frequency of every ONE YEAR, TWO YEARS or THREE YEARS, or you may indicate that you wish to ABSTAIN from voting on this proposal. Abstentions will be counted for purposes of determining the presence or absence of a quorum but will have no effect on the outcome of this proposal. Broker non-votes will have no effect on the outcome of the vote. However, because this proposal is an advisory vote, the result will not be binding on us or our Board. Our Board and our Compensation Committee will consider the outcome of the vote when determining how often we should submit to stockholders an advisory vote on the compensation of our named executive officers.

•

Proposal No. 4: The ratification of the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for our fiscal year ending December 31, 2023, requires the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the Annual Meeting and entitled to vote thereon. You may vote FOR or AGAINST this proposal, or you may indicate that you wish to ABSTAIN from voting on this proposal. Abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against this proposal, i.e., will have the same effect as a vote AGAINST this proposal. Because this is a routine proposal, we do not expect any broker non-votes on this proposal.

•

Proposal No. 5: The approval of an amended and restated 2021 Equity Incentive Plan requires the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the Annual Meeting and entitled to vote thereon. You may vote FOR or AGAINST this proposal, or you may indicate that you wish to ABSTAIN from voting on this proposal. Abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against this proposal, i.e., will have the same effect as a vote AGAINST this proposal.

•

Proposal No. 6: The approval, on an advisory basis, of the stockholder proposal to amend the amended and restated bylaws requires the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the Annual Meeting and entitled to vote thereon. You may vote FOR or AGAINST this proposal, or you may indicate that you wish to ABSTAIN from voting on this proposal. Abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against this proposal, i.e., will have the same effect as a vote AGAINST this proposal.

•

Proposal No. 7: The approval, on an advisory basis, of the stockholder proposal to terminate the Company’s preferred stock rights agreement requires the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the Annual Meeting and entitled to vote thereon. You may vote FOR or AGAINST this proposal, or you may indicate that you wish to ABSTAIN from voting on this proposal. Abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against this proposal, i.e., will have the same effect as a vote AGAINST this proposal. Because this proposal is an advisory vote, the result will not be binding on our Board or our Company. Our Board will consider the outcome of the vote when determining to terminate the Company’s preferred stock rights agreement.

What is the quorum requirement for the Annual Meeting?

A quorum is the minimum number of shares required to be present or represented at the Annual Meeting for the meeting to be properly held under our amended and restated bylaws and Delaware law. The presence, in person (including virtually) or by proxy, of a majority of the voting power of our capital stock issued and outstanding and entitled to vote will constitute a quorum to transact business at the Annual Meeting. Abstentions, withhold votes and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the chairperson of the meeting may adjourn the meeting to another time or place.

Has the Company been notified that a stockholder intends to propose alternative director nominees at the Annual Meeting?

Yes. Camac Fund, LP (together with its affiliates, “Camac Fund”) has announced that it has nominated a slate of two nominees for election to the Board at the Annual Meeting in opposition to certain of the nominees recommended by the Board. The Board does NOT endorse any Camac Fund nominee and unanimously recommends that you vote “FOR” the election of each of the two nominees recommended by the Board.

Each of the Company and the Camac Fund will use its own version of a universal proxy card containing the names of both the Company’s and the Camac Fund’s nominees. The Board urges you to vote “FOR” the election of each of the two nominees recommended by the Board using our enclosed BLUE universal proxy card and NOT to sign or return or vote using any white universal proxy card sent to you by the Camac Fund. If you have already voted using the white universal card sent to you by the Camac Fund, you have every right to change your vote and we strongly urge you to revoke that proxy by voting in favor of ONLY the Board’s nominees (Lawrence Eichenfield, M.D. and Paul A. Wagner, Ph.D.) by marking, signing, dating and returning the enclosed BLUE universal proxy card in the postage-paid envelope provided or following the instructions on your BLUE universal proxy card to vote via the Internet or telephone. Only the latest validly executed proxy that you submit will be counted — any proxy may be revoked at any time prior to its exercise at the Annual Meeting.

How do I vote and what are the voting deadlines?

Stockholder of Record. If you are a stockholder of record, you may vote in one of the following ways: by Internet at www.proxyvote.com, 24 hours a day, 7 days a week, until 11:59 p.m., Pacific Time, on September 18, 2023, (have your proxy card in hand when you visit the website);

•	by toll-free telephone at 1-800-690-6903, 24 hours a day, 7 days a week, until 11:59 p.m., Pacific Time, on September 18, 2023 (have your proxy card in hand when you call);

•	by completing, signing and mailing your proxy card, which must be received prior to the Annual Meeting; or

•	by attending the Annual Meeting virtually by visiting www.virtualshareholdermeeting.com/FBRX2023, where you may vote during the meeting (have your proxy card in hand when you visit the website).

Street Name Stockholders. If you are a street name stockholder, then you will receive voting instructions from your broker, bank or other nominee. You must follow the instructions provided by your broker, bank or other nominee in order to instruct them on how to vote your shares. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, then you may not vote your shares at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?

Stockholder of Record. If you are a stockholder of record and you submit a proxy but you do not provide voting instructions, your shares will be voted:

•	“FOR” the election of Lawrence Eichenfield, M.D. and Paul A. Wagner, Ph.D., as Class III directors to serve for a three-year term;

•	“FOR” the approval, on an advisory basis, of the compensation of our named executive officers;

•	For “THREE YEARS” as the approval, on an advisory and non-binding basis, for the frequency of future advisory votes on executive compensation;

•	“FOR” the ratification of the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for our fiscal year ending December 31, 2023; and

•	“FOR” the approval of an amended and restated 2021 Equity Incentive Plan.

In addition, if any other matters are properly brought before the Annual Meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.

Street Name Stockholders. Brokers, banks and other nominees holding shares of Common Stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole routine matter: the proposal to ratify the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for our fiscal year ending December 31, 2023. Your broker, bank or other nominee will not have discretion to vote on any other proposals, which are considered non-routine matters, absent direction from you. In the event that your broker, bank or other nominee votes your shares on our sole routine matter, but is not able to vote your shares on the non-routine matters, then those shares will be treated as broker non-votes with respect to the non-routine proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your shares are counted on each of the proposals.

Can I change my vote or revoke my proxy?

Stockholder of Record. If you are a stockholder of record, you can change your vote or revoke your proxy before the Annual Meeting by:

•	entering a new vote by Internet or telephone (subject to the applicable deadlines for each method as set forth above);

•	completing and returning a later-dated proxy card, which must be received prior to the Annual Meeting;

•

delivering a written notice of revocation to our corporate secretary at Forte Biosciences, Inc., 3060 Pegasus Park Drive, Building 6, Dallas, Texas 75247, Attention: Corporate Secretary, which must be received prior to the Annual Meeting; or

•	attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

Street Name Stockholders. If you are a street name stockholder, then your broker, bank or other nominee can provide you with instructions on how to change or revoke your proxy.

If you have previously signed a white universal proxy card sent to you by the Camac Fund, you may change your vote and revoke your prior proxy marking, signing, dating and mailing the enclosed BLUE universal proxy card in the postage-paid envelope provided or following the instructions on your BLUE universal proxy card to vote via the Internet or telephone. Submitting a white universal proxy card — even if you vote to “WITHHOLD” with respect to the Camac Fund nominees — will revoke any votes you previously made via our BLUE universal proxy card. Accordingly, if you wish to vote pursuant to the recommendation of our Board, you should disregard and NOT return any white universal proxy card that you may receive from the Camac Fund.

Is the Company using a universal proxy card in connection with voting at the Annual Meeting?

Yes. The U.S. Securities and Exchange Commission has adopted new rules requiring the use of a universal proxy card in contested director elections that are applicable to the Annual Meeting. Each of the Company and the Camac Fund will use its own version of a universal proxy card containing the names of both the Company’s and the Camac Fund’s nominees. The Company is using the enclosed BLUE universal proxy card. Our Board unanimously recommends using the enclosed BLUE universal proxy card and voting “FOR” all of the nominees proposed by the Board and disregarding any white universal proxy card that may be sent to you by the Camac Fund.

What happens if the Camac Fund withdraws or abandons its solicitation or fails to comply with the new universal proxy rules, and I already granted proxy authority in favor of the Camac Fund?

Stockholders are encouraged to submit their votes on the BLUE universal proxy card. If the Camac Fund withdraws or abandons its solicitation or fails to comply with the universal proxy rules after a stockholder has already granted proxy authority, stockholder can still sign and date a later submitted BLUE universal proxy card.

If the Camac Fund withdraws or abandons its solicitation or fails to comply with the universal proxy rules, any votes cast in favor of the Camac Fund nominees will be disregarded and not be counted, whether such vote is provided on the Company’s BLUE universal proxy card or the Camac Fund white universal proxy card.

What do I need to do to attend the Annual Meeting?

We will be hosting the Annual Meeting via live webcast only. You will be able to attend the Annual Meeting virtually, submit your questions during the meeting and vote your shares electronically during the meeting by visiting www.virtualshareholdermeeting.com/FBRX2023. To participate in the Annual Meeting, you will need the control number included on your proxy card. The Annual Meeting webcast will begin promptly at 10:00 a.m., Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin fifteen minutes prior to the meeting, and you should allow ample time for the check-in procedures.

How can I get help if I have trouble checking in or listening to the Annual Meeting online?

If you encounter difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log-in page.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our Board. Paul A. Wagner, Ph.D., our Chief Executive Officer, and Antony A. Riley, our Chief Financial Officer, have been designated as proxy holders for the Annual Meeting by our Board. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If the proxy is dated and signed, but no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board on the proposals as described above. If any other matters are properly brought before the Annual Meeting, then the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, then the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.

Who will count the votes?

A representative from                                                               will tabulate the votes and act as inspector of election.

How can I contact Forte’s transfer agent?

You may contact our transfer agent, Computershare Trust Company, N.A., by telephone at (800) 736-3001 or (781) 575-3100 (International), or by writing Computershare Trust Company, N.A., at 150 Royall Street, Suite #101, Canton, MA 02021. You may also access instructions with respect to certain stockholder matters (e.g., change of address) via the Internet at www.computershare.com/investor.

How are proxies solicited for the annual and who is paying for such solicitation?

Our Board is soliciting proxies for use at the Annual Meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communications or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation. In addition, we engaged Alliance Advisors, a proxy solicitation firm, to solicit proxies from stockholders for a fee of up to $30,000 plus certain additional costs associated with solicitation campaigns.

Where can I find the voting results of the Annual Meeting?

If possible, we will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the U.S. Securities and Exchange Commission, or SEC, within four business days after the meeting. If final voting results are not available to us in time to file a Form 8-K, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.

What does it mean if I receive more than one set of printed proxy materials?

If you receive more than one set of printed proxy materials, then your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each set of printed proxy materials to ensure that all of your shares are voted.

Additionally, the Camac Fund has nominated two individuals for election as directors at the Annual Meeting. If the Camac Fund proceeds with its nomination, you may receive proxy solicitation materials from the Camac Fund, including an opposition proxy statement and a white universal proxy card. Because the Camac Fund may choose to send its proxy solicitation materials to only a portion of our stockholders, you may or may not receive those materials depending on what Camac Fund decides.

In the event you do receive materials from the Camac Fund, the Board unanimously recommends that you disregard such materials and DO NOT return any white universal proxy card you receive from the Camac Fund.

Voting to “WITHHOLD” with respect to any Camac Fund nominee on a white universal proxy card sent to you by Camac Fund is NOT the same as voting for the Board’s nominees because a vote to “WITHHOLD” with respect to any Camac Fund nominee on its white universal proxy card will revoke any proxy you previously submitted. For example, this means that if you have submitted a validly executed proxy voting FOR the nominees recommended by the Board but later submit a validly executed proxy withholding your votes from the Camac Fund nominees, your prior vote in favor of the nominees recommended by the Board will not be counted.

If you have already voted using the Camac Fund’s white universal proxy card, you have every right to change your vote and revoke your prior proxy before it is exercised by marking, signing, dating and mailing the enclosed BLUE universal proxy card in the postage-paid envelope provided or following the instructions on your BLUE universal proxy card to vote via the Internet or telephone. Only the latest dated proxy you submit will be counted. If you have any question or need assistance voting, please call Alliance Advisors, our proxy solicitor, at (855) 486-7907.

I share an address with another stockholder, and we received only one paper copy of the proxy statement and annual report. How may I obtain an additional copy of the proxy statement and annual report?

We have adopted a procedure approved by the SEC called “householding,” under which we can deliver a single copy of the proxy statement and annual report, to multiple stockholders who share the same address unless we receive contrary instructions from one or more stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the proxy statement and annual report, to any stockholder at a shared address to which we delivered a single copy of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s Notice of Internet Availability or proxy statement and annual report, as applicable, you may contact us as follows:

Forte Biosciences, Inc.

Attention: Investor Relations

3060 Pegasus Park Drive, Building 6

Dallas, Texas 75247

Tel: (310) 618-6994

Email: investors@fortebiorx.com

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2024 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than June 21, 2024. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 and Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the Exchange Act), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

Forte Biosciences, Inc.

Attention: Secretary

3060 Pegasus Park Drive, Building 6

Dallas, Texas 75247

Tel: (310) 618-6994

Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before the annual meeting by or at the direction of the Board, (iii) provided in the certificate of designation for any class or series of preferred stock, or (iv) properly brought before the annual meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our bylaws. To be timely for our 2024 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:

•	not earlier than May 22, 2024 at 8:00 a.m., Pacific Time; and

•	not later than June 21, 2024 at 5:00 p.m., Pacific Time.

In the event that the date of the 2024 annual meeting of stockholders is changed by more than 30 days from the one-year anniversary of the date of the Annual Meeting, then notice by a stockholder of a stockholder proposal to be timely must be received by the Secretary of the Company not earlier than 8:00 a.m., Pacific Time, on the 120th day prior to such annual meeting of stockholders and not later than 5:00 p.m., Pacific Time, on the 10th day following the day on which Public Announcement (as defined below) of the date of such annual meeting is first made. That notice must state the information required by Section 5(b)(iv) of Forte’s bylaws, and otherwise must comply with applicable federal and state law. “Public Announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Company with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

Recommendation and Nomination of Director Candidates

You may recommend director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee’s name and qualifications for membership on our Board and should be directed to our Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Board of Directors and Corporate Governance—Stockholder Recommendations for Nominations to the Board of Directors.”

In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement. In addition to satisfying the foregoing requirements, to comply with the SEC’s universal proxy card rules, stockholders who intend to solicit proxies in support of director nominees other than the Board’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

Availability of Bylaws

A copy of our bylaws may be obtained by accessing our public filings on the SEC’s website at www.sec.gov. You may also contact our Secretary at our principal executive office for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Composition of the Board

Our Board currently consists of eight (8) directors, seven (7) of whom are independent under the listing standards of The Nasdaq Stock Market LLC (“Nasdaq”). Our Board is divided into three classes with staggered three-year terms. Thus, at each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.

The following table sets forth the names, ages as of                 , 2023, and certain other information for each of our directors and director nominees:

Name	Class	Age	Position(s)	Director Since	Current Term Expires	Expiration of Term for Which Nominated
Nominee for Director
Lawrence Eichenfield, M.D.(2)(3)	III		Director	2020	2023	2026
Paul A. Wagner, Ph.D.	III		Chairman, Chief Executive Officer and Director	2020	2023	2026
Continuing Directors
Barbara K. Finck, M.D. (3)	I		Director	2022	2024	—
Donald A. Williams(1) (3)	I		Director	2020	2024	—
Stephen K. Doberstein, Ph.D.	I		Director	2022	2024	—
Steven Kornfeld(1)(2) (3)	II		Director	2020	2025	—
Scott Brun, M.D.(2)	II		Director	2022	2025	—
David Gryska, M.B.A.(1)	II		Director	2023	2025	—

(1)	Member of audit committee
(2)	Member of compensation committee
(3)	Member of nominating and corporate governance committee

Nominees for Director

Paul A. Wagner, Ph.D., Chief Executive Officer

Dr. Wagner founded Forte Subsidiary, Inc. (formerly Forte Biosciences, Inc.), and served as President, Chief Executive Officer and chairman of the board of directors of Forte Subsidiary from inception until the closing of the merger with the Company in June 2020, at which time he became the Chief Executive Officer and Chairman of the Board. In 2017, Dr. Wagner was the Head of Corporate Strategy and Development at CANBridge Life Sciences. From 2014 to 2017, Dr. Wagner was the Chief Financial Officer of Pfenex Inc., a biotechnology company. From 2006 to 2014, Dr. Wagner held the positions of Director and Portfolio Manager/Sr. Equity Analyst with Allianz Global Investors, an investment manager where he was responsible for biotechnology and pharmaceutical investments. Prior to that, Dr. Wagner was the Head of Development Licensing at PDL BioPharma, a biopharmaceutical company from 2005 until 2006. Prior to PDL BioPharma, Dr. Wagner held the position of Vice President at Lehman Brothers, a financial services firm, starting in 1999 until 2005. Dr. Wagner received a B.S. from the University of Wisconsin and a Ph.D. in Chemistry from the California Institute of Technology. Dr. Wagner is also a CFA charter holder.

We believe Dr. Wagner is qualified to serve on our Board because of the perspective and experience he brings as our Chief Executive Officer, his experience in leadership positions in the biotechnology industry, his educational background and his strong scientific knowledge.

Lawrence Eichenfield, M.D.

Dr. Eichenfield has served as a member of our Board since June 2020. Dr. Eichenfield is chief of pediatric and adolescent dermatology at Rady Children’s Hospital-San Diego, as well as vice chair of the Department of

Dermatology and a professor of dermatology and pediatrics at UC San Diego School of Medicine. Dr. Eichenfield is past president of the Society for Pediatric Dermatology, has served on the board of the American Academy of Dermatology, and served as chair for the 69th Annual Meeting of the American Academy of Dermatology. Dr. Eichenfield is also a founding board member of the American Acne & Rosacea Society and is a founder and past co-chair of the Pediatric Dermatology Research Alliance, a collaborative research network. Dr. Eichenfield earned his medical degree from Mount Sinai School of Medicine in New York, was a pediatric resident and chief resident at Children’s Hospital of Philadelphia, and completed dermatology training at the hospital of the University of Pennsylvania. Dr. Eichenfield is board certified in pediatrics, dermatology and pediatric dermatology. Dr. Eichenfield has been honored as a member of the Alpha Omega Alpha Honor Society during medical school, and as a recipient of the Benjamin Ritter Award at Children’s Hospital of Philadelphia and excellence in teaching awards from UC San Diego Pediatrics, UC San Diego Dermatology and Rady Children’s Hospital-San Diego.

We believe Dr. Eichenfield is qualified to serve on our Board due to his medical expertise.

Continuing Directors

David Gryska, M.B.A.

Mr. Gryska has served as a member of our Board since January 2023. Mr. Gryska has over 35 years of experience as a senior financial executive at life sciences and biotechnology companies. Mr. Gryska served as Executive Vice President and Chief Financial Officer of Incyte Corporation, a pharmaceutical company, from October 2014 to December 2018. Additionally, Mr. Gryska served as Chief Operating Officer and a director of Myrexis, Inc., a biopharmaceutical company, from May 2012 to December 2012. From December 2006 to October 2010, Mr. Gryska served as Senior Vice President and Chief Financial Officer of Celgene Corporation, a pharmaceutical company. From October 2004 to December 2006, Mr. Gryska was a principal at Strategic Consulting Group, where he provided strategic consulting to early-stage biotechnology companies. Previously, Mr. Gryska served at Scios, Inc., a biopharmaceutical company, as Senior Vice President and Chief Financial Officer from 2000 to 2004, and as Vice President of Finance and Chief Financial Officer from 1998 to 2000. Scios was acquired by Johnson & Johnson in 2003. From 1993 to 1998, Mr. Gryska served as Vice President, Finance and Chief Financial Officer at Cardiac Pathways, a medical device company later acquired by Boston Scientific Corporation. Prior to Cardiac Pathways, Mr. Gryska served as a partner at Ernst & Young (EY) in California. Mr. Gryska serves on the board of directors Seagen Inc. (NASDAQ:SGEN). In the past 20 years, Mr. Gryska served as a director for five other public biotechnology companies, including Aerie Pharmaceuticals, Inc. from 2012 to 2015 and then again from 2018 to 2022, GW Pharmaceuticals plc from 2020 to 2021, and PDL BioPharma, Inc. from 2014 to 2019. Mr. Gryska holds a B.A. in Accounting and Finance from Loyola University and an M.B.A. from Golden Gate University.

We believe Mr. Gryska is qualified to serve on our Board due to his business expertise in biotechnology companies.

Scott Brun, M.D.

Dr. Brun has served as a member of our Board since November 2022. Dr. Brun is currently President at Gold Mast Consulting, LLC, an advisory firm he founded to provide technical advice and strategic guidance related to biopharmaceutical research and development, pipeline portfolio management, commercialization of new therapeutics and strategic communications related to R&D activities. Dr. Brun is also a Senior Advisor to the business development team at Horizon Therapeutics plc (Nasdaq: HZNP), a Venture Partner at Abingworth LLP, and a Senior Medical Advisor at Launch Therapeutics. Prior to his current roles, Dr. Brun had two decades of experience in various leadership roles at AbbVie, Inc., including 15 years at the predecessor company, Abbott Laboratories. He was most recently Vice President of Scientific Affairs and Head of AbbVie Ventures, a corporate venture fund responsible for investment opportunities within AbbVie’s R&D therapeutic areas as well as technology platforms of interest from March 2016 to March 2019. Previously, Dr. Brun served as Vice President and Head of Pharmaceutical Development at AbbVie from November 2012 to March 2016. Prior to joining AbbVie, Dr. Brun spent over 15 years at Abbott Laboratories, where he held positions of increasing leadership responsibility in drug development within the R&D organization. Dr. Brun is a member of the board of directors of Cabaletta Bio, Inc. (Nasdaq: CABA), a biopharmaceutical company. Dr. Brun is also a member of the board of directors of Axial Biotherapeutics, Inc. and Trishula Therapeutics, Inc., both private, clinical-stage biopharmaceutical companies. Dr. Brun received his B.S. in Biochemistry from the University of Illinois at Urbana-Champaign and earned his M.D. from the Johns Hopkins University School of Medicine. He completed his residency in ophthalmology at the Massachusetts Eye and Ear Infirmary, Harvard Medical School.

We believe Dr. Brun is qualified to serve on our Board due to his extensive experience advising and leading biotechnology companies.

Steven Kornfeld

Mr. Kornfeld has been a member of the Board since June 2020. Mr. Kornfeld has served as a partner at Castle Peak Partners LLC, an investment firm, since February 2020. Mr. Kornfeld serves as a board observer of Lark Health, an AI powered platform for managing chronic diseases. Mr. Kornfeld was previously Portfolio Manager, Research Analyst and Health Care Sector Team Leader for Franklin Templeton Investments from January 2001 until February 2020; and was a Co-Manager of the Franklin Biotechnology Discovery Fund since 2015. Mr. Kornfeld had previously served as a Lead and Co-Manager on several portfolios at Franklin. Mr. Kornfeld received an M.B.A. from Northwestern University’s Kellogg Graduate School of Management and a bachelor’s degree from the Wharton School of Business at the University of Pennsylvania. Mr. Kornfeld is also a CFA charter holder.

We believe Mr. Kornfeld is qualified to serve on our Board because of his educational background and extensive experience in investing in biotechnology companies.

Stephen K. Doberstein, Ph.D.

Dr. Doberstein has served as a member of our board of directors since May 2022. Dr. Doberstein, 63, is a principal of Kahiliholo Consulting, LLC, a biotechnology consulting company, since February 2020. Dr. Doberstein previously served as Senior Vice President and Chief Scientific Fellow of Nektar Therapeutics, Inc., a biopharmaceutical company, from October 2019 to March 2020. Prior to that, Dr. Doberstein served as Senior Vice President, R&D and Chief Research and Development Officer at Nektar from November 2017 to October 2019 and as Senior Vice President, Research and Chief Scientific Officer from January 2010 to November 2017. Prior to that, Dr. Doberstein served as the vice president of research for various biopharmaceutical companies. Dr. Doberstein was a member of the board of directors of Dicerna Pharmaceuticals, Inc. from February 2020 until January 2022, and is an advisory board member for a number of companies and non-profits. Dr. Doberstein has a B.S. in Chemical Engineering from the University of Delaware and received his Ph.D. in biochemistry and cell and molecular biology from Johns Hopkins University School of Medicine.

We believe Dr. Doberstein is qualified to serve on our Board due to his experience in the life sciences industry.

Donald A. Williams

Mr. Williams has served as a member of our Board since June 2020. Mr. Williams is a veteran of the public accounting industry for over three decades, having spent 18 years as a Partner with Ernst & Young LLP, and seven years as a Partner with Grant Thornton LLP. Mr. Williams’ career focused on private and public companies in the technology and life sciences sectors. During his time at Grant Thornton from 2007 to 2014, he served as the national leader of Grant Thornton’s life sciences practice and the managing partner of the San

Diego Office. He was the lead partner for both Ernst & Young and Grant Thornton on multiple initial public offerings, secondary offerings, private and public debt financings, as well as numerous mergers and acquisitions. From 2001 to 2014, Mr. Williams served on the board of directors and is past President and Chairman of the San Diego Venture Group. Mr. Williams also serves as a director of Akari Therapeutics Plc (Nasdaq: ARTX), ImpediMed Ltd (ASX: IPD), and Palisade Bio, Inc. (Nasdaq: PALI). Mr. Williams earned a B.S. degree from Southern Illinois University.

We believe Mr. Williams is qualified to serve on our Board because he brings extensive experience from his time in the life sciences industry as a financial service provider providing accounting services and as a public company board member.

Barbara K. Finck, M.D.

Dr. Finck has been a member of the Board since March 2022. Dr. Finck has served as Chief Clinical Advisor of Coherus Biosciences since August 2022. Dr. Finck previously served as Chief Medical Officer, Inc. of Coherus BioSciences from August 2019 to August 2022 and prior to that served as Coherus’s Chief Clinical Advisor form January 2019 to August 2019 and Chief Medical Officer from July 2012 to December 2018. Dr. Finck previously served as Senior Vice President and Chief Medical Officer of NKT Therapeutics Inc., a biopharmaceutical company, from September 2010 to July 2012. Prior to that, from June 2007 to June 2010, Dr. Finck served as Senior Vice President of Research and Development and Chief Medical Officer at Osprey Pharmaceuticals U.S.A., Inc., a biopharmaceutical company. Prior to that, Dr. Finck served as an executive for various biopharmaceutical companies. Dr. Finck serves as director of Comera Life Sciences, a private biopharmaceutical company. Dr. Finck has a B.S. in Physiological Psychology from the University of California, Santa Barbara and received her M.D. and post-doctorate training in internal medicine and rheumatology from the University of California, San Francisco School of Medicine. Dr. Finck is board certified in internal medicine.

We believe Dr. Finck is qualified to serve on our Board because of her extensive experience in the life sciences industry and medical expertise.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Director Independence

Our Common Stock is listed on Nasdaq. As a company listed on Nasdaq, we are required under Nasdaq listing rules to maintain a board comprised of a majority of independent directors as determined affirmatively by our Board. Under Nasdaq listing rules, a director will only qualify as an independent director if, in the opinion of that listed company’s board of directors, the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, the Nasdaq listing rules require that, subject to specified exceptions, each member of our audit, compensation and nominating and corporate governance committees be independent.

Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Exchange Act and Nasdaq listing rules applicable to audit committee members. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and Nasdaq listing rules applicable to compensation committee members.

Our Board has undertaken a review of the independence of each of our directors. Based on information provided by each director concerning his or her background, employment and affiliations, our Board has determined that Mr. Williams, Mr. Kornfeld, Dr. Doberstein, Mr. Gryska, Dr. Brun, Dr. Eichenfield and Dr. Finck, representing seven (7) of our eight (8) directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under the listing standards of Nasdaq. Paul A. Wagner, Ph.D. is not considered an independent director because of his position as our chief executive officer.

In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances that our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Related Person Transactions.”

Board Leadership Structure and Role of Lead Independent Director

Dr. Wagner currently serves as both the chairman of our Board and as our chief executive officer. Our Board has not appointed a lead independent director at this time but will continue to monitor and evaluate the appropriateness of our Board leadership structure.

As a result of the Board’s committee system and the existence of a majority of independent directors, the Board maintains effective oversight of our business operations, including independent oversight of our financial statements, executive compensation, selection of director candidates and corporate governance programs. We believe that the leadership structure of our Board, including the independent committees of our Board, is appropriate and enhances our Board’s ability to effectively carry out its roles and responsibilities on behalf of our stockholders, while Dr. Wagner’s combined role enables strong leadership, creates clear accountability and enhances our ability to communicate our message and strategy clearly and consistently to stockholders.

Role of Board in Risk Oversight Process

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the Company faces, while our Board, as a whole and assisted by its committees, has responsibility for the oversight of risk management. Our Board reviews strategic and operational risk in the context of discussions, question and answer sessions, and reports from the management team at each regular Board meeting, receives reports on all significant committee activities at each regular Board meeting, and evaluates the risks inherent in significant transactions.

In addition, our Board has tasked designated standing committees with oversight of certain categories of risk management. Our audit committee assists our Board in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, and also, among other things, discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our compensation committee assesses risks relating to our executive compensation plans and arrangements, and whether our compensation policies and programs have the potential to encourage excessive risk taking. Our nominating and corporate governance committee assesses risks relating to our corporate governance practices, the independence of the Board and potential conflicts of interest.

Our Board believes its current leadership structure supports the risk oversight function of the Board.

Board Committees

Our Board has established the following standing committees of the Board: audit committee; compensation committee; and nominating and corporate governance committee. The composition and responsibilities of each of the committees of our Board is described below.

Audit Committee

The current members of our audit committee are Mr. Williams, Mr. Kornfeld, and Mr. Gryska. Mr. Williams is the chairperson of our audit committee. Prior to the appointment of Mr. Gryska in January 2023 and prior to her resignation from the Board, former director Dr. Patricia Walker served as a member of the Audit Committee. Our Board has determined that each member of our audit committee meets the requirements for independence of audit committee members under the rules and regulations of the SEC and the listing standards of Nasdaq, and also meets the financial literacy requirements of the listing standards of Nasdaq. Our Board has determined that Mr. Williams is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K. Our audit committee is responsible for, among other things:

•	selecting, retaining, compensating, evaluating, overseeing and, where appropriate, terminating our independent registered public accounting firm;

•	reviewing and approving the scope and plans for the audits and the audit fees and approving all non-audit services to be performed by the independent auditor;

•	evaluating the independence and qualifications of our independent registered public accounting firm;

•	reviewing our financial statements, and discussing with management and our independent registered public accounting firm the results of the annual audit and the quarterly reviews;

•	reviewing and discussing with management and our independent registered public accounting firm the quality and adequacy of our internal controls and our disclosure controls and procedures;

•	discussing with management our procedures regarding the presentation of our financial information, and reviewing earnings press releases and guidance;

•	overseeing the design, implementation and performance of our internal audit function, if any;

•	setting hiring policies with regard to the hiring of employees and former employees of our independent auditor and overseeing compliance with such policies;

•	reviewing, approving and monitoring related party transactions;

•

adopting and overseeing procedures to address complaints regarding accounting, internal accounting controls and auditing matters, including confidential, anonymous submissions by our employees of concerns regarding questionable accounting or auditing matters;

•	reviewing and discussing with management and our independent auditor the adequacy and effectiveness of our legal, regulatory and ethical compliance programs; and

•	reviewing and discussing with management and our independent auditor our guidelines and policies to identify, monitor and address enterprise risks.

Our audit committee operates under a written charter that satisfies the applicable listing standards of Nasdaq. A copy of the charter of our audit committee is available on our website at www.fortebiorx.com/investor-relations/corporate-governance/governance-documents. Our audit committee held four meetings in 2022.

Compensation Committee

The current members of our compensation committee are Mr. Kornfeld, Dr. Eichenfield, Dr. Doberstein and Dr. Brun. Mr. Kornfeld is the chairperson of our compensation committee. Former director Dr. Patricia Walker served as a member of the Compensation Committee until November 2022. Our Board has determined that each member of our compensation committee meets the requirements for independence for compensation committee members under the rules and regulations of the SEC and the listing standards of Nasdaq. Each member of the compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. Our compensation committee is responsible for, among other things:

•	reviewing, approving or making recommendations to our Board regarding the compensation for our executive officers, including our chief executive officer;

•	reviewing, approving and administering our employee benefit and equity incentive plans;

•	establishing and reviewing the compensation plans and programs of our employees, and ensuring that they are consistent with our general compensation strategy;

•	monitoring compliance with any stock ownership guidelines;

•	approving or making recommendations to our Board regarding the creation or revision of any clawback policy; and

•	making recommendations to our Board regarding non-employee director compensation.

Our compensation committee operates under a written charter that satisfies the applicable listing standards of Nasdaq. A copy of the charter of our compensation committee is available on our website at www.fortebiorx.com/investor-relations/corporate-governance/governance-documents. Our compensation committee held two meetings during 2022.

Nominating and Corporate Governance Committee

The current members of our nominating and corporate governance committee are Mr. Kornfeld, Dr. Finck and Mr. Williams. Mr. Kornfeld is the chairperson of our nominating and corporate governance committee. Dr. Eichenfield and former director Dr. Patricia Walker served as a member of the Nominating and Corporate Governance Committee until November 2022. Our Board has determined that each member of our nominating and corporate governance committee meets the requirements for independence for compensation committee members under the listing standards of Nasdaq. Our nominating and corporate governance committee is responsible for, among other things:

•	reviewing and assessing and making recommendations to our Board regarding desired qualifications, expertise and characteristics sought of board members;

•	identifying, evaluating, selecting or making recommendations to our Board regarding nominees for election to our Board;

•	developing policies and procedures for considering stockholder nominees for election to our Board;

•	reviewing our succession planning process for our chief executive officer and any other members of our executive management team;

•	reviewing and making recommendations to our Board regarding the composition, organization and governance our Board and its committees;

•	reviewing and making recommendations to our Board regarding our corporate governance framework;

•	overseeing director orientation for new directors and continuing education for our directors; and

•	overseeing the evaluation of the performance of our Board and its committees.

Our nominating and corporate governance committee operates under a written charter that satisfies the applicable listing standards of Nasdaq. A copy of the charter of our nominating and corporate governance committee is available on our website at www.fortebiorx.com/investor-relations/corporate-governance/governance-documents. Our nominating and corporate governance committee held no meetings during 2022.

Attendance at Board and Stockholder Meetings

Our Board held eight meetings (including regularly scheduled and special meetings), and each of our directors attended at least 75% of the aggregate of (1) the total number of meetings of the Board held during the period for which he or she has been a director and (2) the total number of meetings held by all committees on which he or she served during the periods that he or she served.

Although we do not have a formal policy regarding attendance by members of our Board at the annual meetings of stockholders, we encourage, but do not require, directors to attend. Four members of our Board attended our 2022 annual meeting of stockholders.

Compensation Committee Interlocks and Insider Participation

During 2022, the members of our compensation committee were Mr. Kornfeld, Dr. Eichenfield, Dr. Doberstein (since November 2022), Dr. Walker (until November 2022) and Dr. Brun (since November 2022). None of the members of our compensation committee is or has been an officer or employee of our Company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board or compensation committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board) of any entity that has one or more executive officers serving on our Board or compensation committee.

Considerations in Evaluating Director Nominees

Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating potential director nominees. In its evaluation of director candidates, including the current directors eligible for re-election, our nominating and corporate governance committee will consider the current size and composition of our Board and the needs of our Board and the respective committees of our Board and other director qualifications. While our Board has not established minimum qualifications for board members, some of the factors that our nominating and corporate governance committee considers in assessing director nominee qualifications include, without limitation, issues of character, professional ethics and integrity, judgment, business experience and diversity, and with respect to diversity, such factors as race, ethnicity, gender, differences in professional background, age and geography, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on our Board. Although our Board does not maintain a specific policy with respect to board diversity, our Board believes that the Board should be a diverse body, and the nominating and corporate governance committee considers a broad range of perspectives, backgrounds and experiences.

If our nominating and corporate governance committee determines that an additional or replacement director is required, then the committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, Board or management.

After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full Board the director nominees for selection. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors and our Board has the final authority in determining the selection of director candidates for nomination to our Board.

Board Diversity Matrix

The table below provides certain highlights of the composition of the members of our Board as of March 31, 2023. Each of the categories listed in the table below has the meaning set forth in Nasdaq Listing Rule 5605(f).

Board Size:
Total Number of Directors:	8
Gender:	Male	Female	Non-Binary	Did Not Disclose Gender
Number of directors based on gender identity	7	1	0	0
Number of directors who identify in any of the categories below:
African American or Black	0	0	0	0
Alaskan Native or American Indian	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	7	1	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0	0	0	0
Did Not Disclose Demographic Background	0	0	0	0

Stockholder Recommendations and Nominations to our Board

Our nominating and corporate governance committee will consider recommendations and nominations for candidates to our Board from stockholders in the same manner as candidates recommended to the committee from other sources, so long as such recommendations and nominations comply with our amended and restated certificate of incorporation and amended and restated bylaws, all applicable company policies and all applicable laws, rules and regulations, including those promulgated by the SEC. Our nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our bylaws and the director nominee criteria described above.

A stockholder that wants to recommend a candidate to our Board should direct the recommendation in writing by letter to our corporate secretary at Forte Biosciences, Inc., 3060 Pegasus Park Drive, Building 6, Dallas, Texas 75247, Attention: Corporate Secretary. Such recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and us and evidence of the recommending stockholder’s ownership of our capital stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.

All proposals of stockholders that are intended to be presented by such stockholder at an annual meeting of stockholders must be in writing and notice must be delivered to the Corporate Secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary of the preceding year’s annual meeting, except that if the date of the annual meeting is more than 30 days before or more than 30 days after such anniversary date, for the stockholder notice to be timely, it must be delivered to the Corporate Secretary at our principal executive offices not earlier than the close of business on the 120th day prior to the currently proposed annual meeting and not later than the close of business on the later of (1) the 90th day prior to such annual meeting or (2) the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by us. Any nomination must comply with the requirements set forth in our amended and restated bylaws and the rules and regulations of the SEC, including the requirements of Rule 14a-8 and Rule 14a-19 under the Exchange Act, and should be sent in writing to our corporate secretary at the address above.

Communications with the Board

Interested parties wishing to communicate directly with our non-management directors, may do so by writing and sending the correspondence to our Chief Financial Officer by mail to our principal executive offices at Forte Biosciences, Inc., 3060 Pegasus Park Drive, Building 6, Dallas, Texas 75247. Our Chief Financial Officer, in consultation with appropriate directors as necessary, will review all incoming communications and screen for communications that (1) are solicitations for products and services, (2) relate to matters of a personal nature not relevant for our stockholders to act on or for our Board to consider and (3) matters that are of a type that are improper or irrelevant to the functioning of our Board or our business, for example, mass mailings, job inquiries and business solicitations. If appropriate, our Chief Financial Officer will route such communications to the appropriate director(s) or, if none is specified, then to the chairperson of the Board or the chairperson of the audit committee. These policies and procedures do not apply to communications to non-management directors from our officers or directors who are stockholders or stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.

Policy Prohibiting Hedging or Pledging of Securities

Under our insider trading policy, our employees, including our executive officers, and the members of our Board are prohibited from, directly or indirectly, among other things, (1) engaging in short sales, (2) trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options, restricted stock units and other compensatory awards issued to such individuals by us), (3) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of equity securities granted to them by us as part of their compensation or held, directly or indirectly, by them, (4) pledging any of our securities as collateral for any loans and (5) holding our securities in a margin account.

Code of Business Conduct and Ethics

Our Board has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our chief executive officer, chief financial officer and other executive and senior financial officers. The full text of our code of business conduct and ethics is available on our website at www.fortebiorx.com/investor-relations/corporate-governance/governance-documents. We will post amendments to our code of business conduct and ethics or any waivers of our code of business conduct and ethics for directors and executive officers on the same website.

Director Compensation

Under our amended and restated non-employee director compensation policy, non-employee directors will receive compensation in the form of cash and equity, as described below. We also reimburse our non-employee directors for expenses incurred in connection with attending board and committee meetings as well as continuing director education. Our compensation committee has primary responsibility for reviewing and approving the compensation paid to non-employee directors. Our compensation committee reviews at least annually the type and form of compensation paid to our non-employee directors.

Cash Compensation

Under our amended and restated non-employee director compensation policy, each non-employee director is paid an annual cash retainer of $40,000. In addition, each non-employee director is entitled to receive the following cash compensation for his or her services under the policy:

•	$30,000 per year for service as chair of the Board;

•	$20,000 per year for service as lead independent director;

•	$16,000 per year for service as chair of the audit committee;

•	$8,000 per year for service as a member of the audit committee;

•	$12,000 per year for service as chair of the compensation committee;

•	$6,000 per year for service as a member of the compensation committee;

•	$10,000 per year for service as chair of the nominating and corporate governance committee; and

•	$5,000 per year for service as a member of the nominating and corporate governance committee.

Each non-employee director who serves as a committee chair receives only the additional annual cash fee as the chair of the committee, and not the additional annual fee as a member of the committee. All cash payments to non-employee directors are paid quarterly in arrears on a prorated basis. The above-listed fees for service as chair or members of committees are payable in addition to the non-employee director retainer.

Equity Compensation

Initial Options. Each person who first becomes a non-employee director after the effective date of the amended and restated non-employee director compensation policy will receive, on the first trading day on or after the date that the person first becomes a non-employee director, an initial award (or, the “Initial Award”) of stock options to purchase 50,000 shares of our Common Stock. The Initial Award will be scheduled to vest in equal installments as to 1/36th of the shares of our Common Stock subject to the Initial Award on a monthly basis following the Initial Award’s grant date, on the same day of the month as the grant date, subject to continued services to us through the applicable vesting dates. If the person was a member of our Board and also an employee, then becoming a non-employee director due to termination of employment will not entitle the person to an Initial Award.

Annual Options. Each continuing non-employee director automatically will receive, on the date of each annual meeting of our stockholders, an annual award (or, the “Annual Award)” of stock options to purchase 25,000 shares of our Common Stock. Each Annual Award will be scheduled to vest as to 1/12th shares subject to the Annual Award on a monthly basis following the Annual Award’s grant date on the same day of the month as such grant date (or the last day of the month, if there is no corresponding day in such month), or if earlier, the day immediately before the date of the next annual meeting that occurs after the Annual Award’s grant date, subject to continued services to us through the applicable vesting date.

Change in Control. In the event of a change in control, as defined in our 2021 Equity Incentive Plan, each non-employee director’s then outstanding company equity awards covering shares of our Common Stock will accelerate vesting in full, provided that he or she remains a non-employee director through the date of our change in control.

Other Award Terms. Each Initial Award and Annual Award is granted under our 2021 Equity Incentive Plan (or its successor plan, as applicable) and form of award agreement under such plan. These awards have a maximum term to expiration of 10 years from their grant and a per share exercise price equal to 100% of the fair market value of a share of our Common Stock on the award’s grant date.

Director Compensation for Fiscal 2022

The following table sets forth information regarding the total compensation awarded to, earned by or paid to our non-employee directors for their service on our Board, for the fiscal year ended December 31, 2022. Directors who are also our employees receive no additional compensation for their service as directors. During 2022, Dr. Wagner was an employee and executive officer of the Company and therefore, did not receive compensation as a director. Director David Gryska, M.B.A. was appointed to the Board in January 2023 and did not serve as a director during any portion of 2022, and is therefore not included in either of the tables below since he did not earn any compensation from us during 2022.

Name	Fees Paid or Earned in Cash ($)	Option Awards (1) ($)	All Other Compensation ($)	Total ($)
Steven Kornfeld	68,120	38,940		107,060
Scott Brun, M.D.	6,500	32,930		39,430
Lawrence Eichenfield, M.D.	50,923	38,940		89,233
Stephen K. Doberstein, Ph.D.	26,232	57,680		83,912
Barbara K. Finck, M.D.	32,373	66,893		99,266
Donald A. Williams	64,707	38,940		103,647
Patricia Walker, M.D., Ph.D.(2)	66,033	38,940		104,973

(1)

This column reflects the aggregate grant date fair value of option awards granted to the director in the applicable fiscal year, computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 718, Compensation—Stock Compensation (Topic 718). See Note 6 to our financial statements for the year ended December 31, 2022 included in our Annual Report on Form 10-K for the year ended December 31, 2022 for a discussion of the assumptions made by us in determining the grant date fair value of our equity awards.

(2)	Dr. Walker resigned from our Board in January 2023.

The following table lists all outstanding equity awards held by non-employee directors as of December 31, 2022:

Name	Number of Shares Underlying Outstanding Stock Awards	Number of Shares Underlying Outstanding Options
Steven Kornfeld	—	100,000
Scott Brun, M.D.	—	50,000
Lawrence Eichenfield, M.D.	—	121,081
Donald A. Williams	—	100,000
Barbara K. Finck, M.D.	—	79,166
Stephen K. Doberstein, Ph.D.	—	75,000

PROPOSAL NO. 1

ELECTION OF CLASS III DIRECTORS

Our Board currently consists of eight (8) members and is divided into three classes with staggered three-year terms. At the Annual Meeting, two (2) Class III directors will be elected for a three-year term to succeed the same class whose term is then expiring. The elected director’s term continues until the expiration of the term for which such director was elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.

Nominees

Our nominating and corporate governance committee has recommended, and our Board has approved, Paul A. Wagner, Ph.D. and Lawrence Eichenfield, M.D., as nominees for election as Class III directors at the Annual Meeting. If elected, Dr. Wagner and Dr. Eichenfield will serve as a Class III directors until the 2026 annual meeting of stockholders and until his or her respective successor is elected and qualified or until his or her earlier death, resignation or removal. For more information concerning our director nominees, please see the section titled “Board of Directors and Corporate Governance.”

As described previously, the Camac Fund has notified the Company of its intent to nominate Michael G. Hacke and Chris McIntyre for election as directors at the Annual Meeting in opposition to the nominees recommended by your Board.

Dr. Wagner and Dr. Eichenfield both have deep biotechnology industry experience. Dr. Wagner has significant experience as the CEO of the Company and has held several leadership roles. Moreover, Dr. Wagner has extensive scientific knowledge due to his education and work background. Dr. Eichenfield has vast medical expertise given his role as the chief of pediatric and adolescent dermatology at Rady Children’s Hospital-San Diego. Dr. Eichenfield is also the vice chair of the Department of Dermatology and a professor of dermatology and pediatrics at UC San Diego School of Medicine. Please see the section titled “Board of Directors and Corporate Governance—Continuing Directors” of this Proxy Statement for further details regarding each nominee’s qualifications and other biographical information.

By contrast, the Camac Fund’s nominees, Mr. Hacke and Mr. McIntyre, have never held a position at a biotechnology company, have no medical background and have no prior public company board experience. Neither Mr. Hacke nor Mr. McIntyre have put forth any ideas or strategies for the Company and their intentions are unclear. Our Board believes their presence in the boardroom would be destructive rather than constructive.

If you are a stockholder of record and you sign your proxy card or vote over the Internet or by telephone but do not give instructions with respect to the voting of directors, your shares will be voted FOR the election of Dr. Wagner and Dr. Eichenfield. Dr. Wagner and Dr. Eichenfield have agreed to serve as directors if elected, and management has no reason to believe that they will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for any nominee designated by the present Board to fill the vacancy. If you are a beneficial owner of shares of our Common Stock and you do not give voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee will leave your shares unvoted on this matter.

Vote Required

Each director is elected by a plurality of the voting power of the shares present in person (including virtually) or represented by proxy at the meeting and entitled to vote on the election of directors. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of a WITHHOLD vote or a broker non-vote, will have no effect on the outcome of the election.

Board Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTORS NOMINATED BY OUR BOARD AND NAMED IN THIS PROXY STATEMENT AS CLASS III DIRECTORS TO SERVE FOR A THREE-YEAR TERM. WE STRONGLY ENCOURAGE YOU TO USE THE ENCLOSED BLUE UNIVERSAL PROXY CARD TO VOTE FOR THE COMPANY’S NOMINEES IN ACCORDANCE WITH THE BOARD’S RECOMMENDATION.

On February 17, 2023, the Camac Fund announced that it had nominated two nominees for election to the Board at the Annual Meeting. The Board does NOT endorse any of the Camac Fund’s nominees and unanimously recommends that you disregard any white universal proxy card that may be sent to you by the Camac Fund. Voting to “WITHHOLD” with respect to any Camac Fund nominee on a white universal proxy card sent to you by the Camac Fund is NOT the same as voting for the Board’s nominees because a vote to “WITHHOLD” with respect to any Camac Fund nominee on its white universal proxy card will revoke any proxy you previously submitted. If you have already voted using the Camac Fund’s white universal proxy card, you have the right to change your vote, and we urge you to revoke your prior proxy by marking, signing, dating and mailing the enclosed BLUE universal proxy card in the postage-paid envelope provided or following the instructions on your BLUE universal proxy card to vote via the Internet or telephone. Only the latest dated proxy you submit will be counted. The Company is not responsible for the accuracy of any information provided by, or relating to, the Camac Fund or its nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, the Camac Fund, or any other statements that the Camac Fund may otherwise make.

In the event that the Camac Fund withdraws its nominees, abandons its solicitation or fails to comply with the universal proxy rules, any votes cast in favor of the Camac Fund’s nominees will be disregarded and not be counted, whether such vote is provided on the Company’s BLUE universal proxy card or the Camac Fund’s white universal proxy card, and stockholders can still sign and date a later submitted BLUE universal proxy card.

Although the Company is required to include all nominees for election on its universal proxy card, for additional information regarding the Camac Fund’s nominees and any other related information please refer to the Camac Fund’s proxy statement. Even if you would like to elect one or both of the Camac Fund’s nominees, we strongly recommend you use the Company’s BLUE universal proxy card to do so. Stockholders will be able to obtain, free of charge, copies of all proxy statements, any amendments or supplements thereto and any other documents (including the BLUE universal proxy card) when filed by the applicable party with the SEC in connection with the Annual Meeting at the SEC’s website (http://www.sec.gov).

If you are a registered holder and submit a validly executed BLUE universal proxy card but do not specify how you want to vote your shares with respect to the election of directors, then your shares will be voted in line with the Board’s recommendation with respect to the proposal, i.e., “FOR” the two (2) nominees proposed by your Board and named in this Proxy Statement and “WITHHOLD” on the non-recommended Camac Fund nominees. Each nominee nominated or recommended by the Board has consented to serve if elected. If any of the nominees nominated or recommended by the Board become unavailable to serve as a director before the Annual Meeting, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board. At this time, the Board knows of no reason why any of the two nominees nominated or recommended by the Board would not be able to serve as a director if elected.

If you are a beneficial holder and properly mark, sign and return your BLUE universal proxy card voting instruction form or complete your proxy via Internet, telephone or mail, your shares will be voted as you direct your bank or broker. However, if you sign and return your BLUE universal proxy card voting instruction form but do not specify how you want your shares voted with respect to the election of directors, then your shares will be voted in line with the Board’s recommendation with respect to the proposal, i.e., “FOR” the two (2) nominees proposed by your Board and named in this Proxy Statement and “WITHHOLD” on the non-recommended Camac Fund nominees. If you are a beneficial holder and you vote “FOR” more than two nominees on your

BLUE universal proxy card voting instruction form, your votes on the election of directors will be invalidated and not counted. In addition, depending on the bank or broker through which you hold your shares, your votes on all the other proposals may also be invalidated and not counted. Please carefully review the instructions provided by your bank or broker. It is therefore important that you provide specific instructions to your broker or bank regarding the election of directors so that your vote with respect to this item is counted.

PROPOSAL NO. 2

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Exchange Act, we are asking our stockholders to approve, on an advisory or non-binding basis, the compensation of our named executive officers as described in this proxy statement. This proposal, commonly referred to as the “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement.

The say-on-pay vote is advisory, and therefore is not binding on us, our compensation committee or our Board. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which our compensation committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our Board and our compensation committee value the opinions of our stockholders. To the extent there is any significant vote against the compensation of our named executive officers as disclosed in this proxy statement, we will endeavor to communicate with stockholders to better understand the concerns that influenced the vote and consider our stockholders’ concerns, and our compensation committee will evaluate whether any actions are necessary to address those concerns.

You are encouraged to review the section titled “Executive Compensation”, which provides an overview of our executive compensation program and contains tabular information and narrative discussion about the compensation of our named executive officers.

We are asking our stockholders to approve the compensation of our named executive officers as described in this proxy statement by voting for the following non-binding resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and the narrative discussion.”

Vote Required

The approval, on an advisory basis, of the compensation of our named executive officers requires the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.

As an advisory vote, the result of this proposal is non-binding. Although the vote is non-binding, our Board and our compensation committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

Board Recommendation

OUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 3

ADVISORY VOTE ON THE FREQUENCY OF FUTURE STOCKHOLDER ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In addition to the “say-on-pay” proposal discussed above (Proposal No. 2), the Dodd-Frank Act and Section 14A of the Exchange Act also enables our stockholders to indicate their preference at least once every six years regarding how frequently we should solicit a non-binding advisory approval of the compensation of our named executive officers as disclosed in our proxy statement. Accordingly, we are asking our stockholders to indicate whether they would prefer an advisory approval every one, two or three years. Alternatively, stockholders may abstain from casting a vote.

After considering the benefits and consequences of each alternative, our Board recommends the advisory approval of the compensation of our named executive officers be submitted to the stockholders every “THREE” YEARS.

We believe that the say-on-pay vote should be conducted every year. While our compensation strategies are related to both the short-term and longer-term business outcomes, compensation decisions are generally made annually. An annual say-on-pay vote will give us more frequent feedback on our compensation disclosures and named executive officer compensation. By providing an advisory vote on executive compensation on an annual basis, our stockholders will be able to provide us with direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. The Board has determined that holding a say-on-pay vote every year is the most appropriate policy for us at this time and recommends that stockholders vote for the say-on-pay vote to occur each year.

Vote Required

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on named executive officer compensation that has been selected by stockholders. Abstentions and broker non-votes will have no effect on the outcome of the vote. As an advisory vote, the vote on this Proposal No. 3 is not binding on us. However, our Board and our Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when setting the frequency of the advisory vote on named executive compensation.

THE BOARD RECOMMENDS A VOTE TO HOLD FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION EVERY “THREE” YEARS.

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Mayer Hoffman McCann P.C. as our independent registered public accounting firm to audit our financial statements for our fiscal year ending December 31, 2023. Mayer Hoffman McCann P.C. has served as our independent registered public accounting firm since 2020 and as Forte Subsidiary, Inc.’s (formerly Forte Biosciences, Inc.) independent registered public accounting firm since 2018.

At the Annual Meeting, we are asking our stockholders to ratify the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for our fiscal year ending December 31, 2023. Our audit committee is submitting the appointment of Mayer Hoffman McCann P.C. to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of Mayer Hoffman McCann P.C., and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of our Company and our stockholders. If our stockholders do not ratify the appointment of Mayer Hoffman McCann P.C., then our audit committee may reconsider the appointment. One or more representatives of Mayer Hoffman McCann P.C. are expected to be present at the Annual Meeting, and they will have an opportunity to make a statement and are expected to be available to respond to appropriate questions from our stockholders.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to us by Mayer Hoffman McCann P.C. for our fiscal years ended December 31, 2022 and 2021.

	2022	2021
Audit Fees (1)	$339,137	$204,421
Audit-Related Fees (2)
Tax Fees (3)
All Other Fees (4)

Total Fees	$339,137	$204,421

(1)

“Audit Fees” consist of fees billed for professional services rendered in connection with the audit of our financial statements, reviews of our quarterly financial statements and related accounting consultations and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)

“Audit-Related Fees” consist of fees for other audit-related professional services. These fees included the issuance of consents and comfort letters in connection with registration statement filings with the SEC.

(3)	“Tax Fees” consist of fees billed for professional services rendered by Mayer Hoffman McCann P.C. for tax compliance, tax advice and tax planning.
(4)	“All Other Fees” include any fees billed that are not audit, audit-related or tax fees.

Auditor Independence

In 2022 and 2021, there were no other professional services provided by Mayer Hoffman McCann P.C., other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of Mayer Hoffman McCann P.C.

Substantially all of Mayer Hoffman McCann P.C.’s personnel, who work under the control of Mayer Hoffman McCann P.C. shareholders, are employees of wholly-owned subsidiaries of CBIZ, Inc., which provides personnel and various services to Mayer Hoffman McCann P.C. in an alternative practice structure.

Vote Required

The ratification of the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for our fiscal year ending December 31, 2023, requires the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the same effect as a vote AGAINST this proposal.

Board Recommendation

OUR BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MAYER HOFFMAN MCCANN P.C. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2023.

PROPOSAL NO. 5

APPROVAL OF THE AMENDED AND RESTATED 2021 EQUITY INCENTIVE PLAN

We are asking our stockholders to approve the Amended and Restated 2021 Equity Incentive Plan (the “A&R 2021 Plan”). The Board adopted the 2021 Equity Incentive Plan (the “2021 Plan”) on April 29, 2021, and our stockholders approved the 2021 Plan at our 2021 annual meeting. If our stockholders approve the A&R 2021 Plan, the A&R 2021 Plan will have an additional 2,500,000 shares of our common stock (“Shares”) to be granted as awards to our service providers, and Shares tendered to or withheld by the Company for payment of an exercise price or for tax withholding obligations with respect to awards granted under the Tocagen, Inc. 2009 Equity Incentive Plan, the Tocagen, Inc. 2017 Equity Incentive Plan, and the Forte Biosciences Inc. 2018 Equity Incentive Plan (the “Prior Plans”) will not become available for future grant under the A&R 2021 Plan.

If our stockholders do not approve the A&R 2021 Plan we may be limited in our ability to attract, recruit, and retain employees and other service providers.

Why Should Stockholders Vote to Approve the Amended and Restated 2021 Plan?

The Increase to the Share Reserve Will Allow Us to Continue Attracting, Retaining and Motivating the Best Talent

The Board recommends that our stockholders approve the A&R 2021 Plan because it believes our ability to grant equity-based awards is crucial in allowing the company to effectively compete for and appropriately motivate and reward key talent. It is in the long-term interest of both the company and its stockholders to strengthen the company’s ability to attract, retain and motivate employees, officers, nonemployee directors and certain other service providers, and to provide additional incentive for those persons through stock ownership and other incentives to improve financial performance, increase profits and strengthen the mutuality of interest between those persons and the company’s stockholders.

A Reasonable Number of Shares Will Be Reserved Under the A&R 2021 Plan

If our stockholders approve the A&R 2021 Plan, 2,500,000 Shares will be reserved for issuance under the A&R 2021 Plan, in addition to the 1,000,000 Shares initially reserved for issuance under the 2021 Plan (plus any Shares subject to outstanding equity awards granted under our Prior Plans and the increase to the 2021 Plan approved at the 2022 annual meeting. We anticipate these Shares will be enough to meet our expected needs through approximately 2024. The Board considered the following when determining the number of Shares to reserve for issuance under the 2021 Plan:

•	Number of Shares Remaining under the 2021 Plan. As of , 2023, Shares remained available for issuance under the 2021 Plan.

•	Overhang. The Shares subject to outstanding equity awards under all of our Prior Plans and the 2021 Plan as of , represent approximately % of our outstanding Shares as of .

•

Historical Grant Practices. The Board considered the number of equity awards we granted in 2022 and the number of equity-based awards we have granted in 2023 as of                 . In 2022 we granted equity awards covering 1,199,166 Shares and in 2023, the number of equity awards granted covered                  Shares as of                 . Our annual burn rate, which we define as the number of Shares subject to equity awards granted in a fiscal year, divided by the weighted average Shares outstanding for fiscal year 2022, was 6.9%.

•

Forecasted Grants. To determine how long the Shares we have requested approval for in the A&R 2021 Plan will enable us to make grants of equity awards, the Board considered the following factors: (i) the Shares reserved for grant under the 2021 Plan and (ii) forecasted future grants, with the future grant numbers determined based on assumptions about stock price and the competitive dollar value to be delivered to the grant recipient.

The A&R 2021 Plan Limits Dilution to our Stockholders

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No Annual “Evergreen” Provision. The A&R 2021 Plan reserves a fixed number of Shares, which means that stockholder approval is required to increase the maximum number of Shares that can be granted under the A&R 2021 Plan. The A&R 2021 Plan does not contain an annual “evergreen” to automatically increase the number of Shares available for issuance each year. Instead, if we need additional Shares in the future for making grants under the A&R 2021 Plan, we will need to seek the approval of our stockholders.

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Certain Shares Are Not Returned to the Share Reserve. Shares subject to awards issued under the A&R 2021 Plan that are used to pay the exercise price of an award with an exercise price or to satisfy the tax withholding obligations for awards will not become available for future grant under the A&R 2021 Plan. Additionally, if our stockholders approve the A&R 2021 Plan, Shares tendered to or withheld by the Company for payment of an exercise price or for tax withholding obligations with respect to awards granted under our Prior Plans will not become available again for grant under the A&R 2021 Plan.

The A&R 2021 Plan Includes Compensation and Governance Best Practices

The A&R 2021 Plan includes provisions considered best practice for compensation and corporate governance purposes. These provisions protect our stockholders’ interests:

•	Administration. The A&R 2021 Plan is administered by the Compensation Committee, which consists entirely of independent non-employee directors.

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Exchange Programs and Repricing is Not Allowed without Stockholder Approval. The A&R 2021 Plan does not permit awards to be repriced or exchanged for other awards unless stockholders approve the repricing or exchange.

•	Reasonable Annual Limits on Non-Employee Director Compensation. The A&R 2021 Plan sets reasonable limits as to the total compensation that non-employee directors may receive during each fiscal year.

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No Dividends on Unvested Awards. The A&R 2021 Plan prohibits the payment of any dividends or other distributions with respect to Shares underlying awards that are not fully vested with the underlying Shares issued.

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No Single-Trigger Vesting Acceleration upon a Change in Control. Except in the case of awards granted to our non-employee directors, awards under the A&R 2021 Plan will be treated in a change in control in the manner determined by the administrator, and the terms of the A&R 2021 Plan provide for no automatic vesting of awards upon a change in control unless the award is not assumed or substituted.

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Limited transferability. Awards under the A&R 2021 Plan generally may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner, unless otherwise approved by the administrator.

•	No Tax Gross-ups. The A&R 2021 Plan does not provide for any tax gross-ups.

•	Forfeiture Events. Each award under the A&R 2021 Plan will be subject to any clawback policy as may be established and/or amended from time to time to comply with applicable laws.

Our executive officers and directors have an interest in the approval of the increase to the A&R 2021 Plan because they are eligible to receive equity awards under the A&R 2021 Plan.

Summary of the A&R 2021 Plan

The following paragraphs summarize the principal features of the A&R 2021 Plan and its operation. However, this summary is not a complete description of the provisions of the A&R 2021 Plan and is qualified in its entirety by the specific language of the A&R 2021 Plan. A copy of the A&R 2021 Plan is provided as Appendix A to this proxy statement.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE INCREASE TO THE A&R 2021 PLAN AND THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER.

Purposes of the A&R 2021 Plan

The purpose of the A&R 2021 Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants, and to promote the success of the Company’s business. These purposes are achieved through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, and performance shares.

Shares Available for Issuance

Subject to the adjustment provisions in the A&R 2021 Plan, if approved by stockholders the A&R 2021 Plan will provide an increase to the number of Shares for issuance under the A&R 2021 Plan of 2,500,000 Shares. The 2021 Plan currently has                  Shares remaining available to grant.

If an award granted under our A&R 2021 Plan expires or becomes unexercisable without having been exercised in full, or, with respect to restricted stock, restricted stock units, performance units or performance Shares is forfeited to or repurchased by the Company due to the failure to vest, the unpurchased Shares (or for awards other than options or stock appreciation rights the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under our A&R 2021 Plan (unless it has terminated). Upon exercise of a stock appreciation right settled in Shares, the gross number of Shares covered by the portion of the award so exercised, whether or not actually issued pursuant to such exercise, will cease to be available under our A&R 2021 Plan. Shares that have actually been issued under the A&R 2021 Plan under any award will not be returned to the A&R 2021 Plan and will not become available for future distribution under the A&R 2021 Plan; provided, however, that if Shares issued pursuant to awards of restricted stock, restricted stock units or performance awards are repurchased by us or are forfeited to us due to the failure to vest, such Shares will become available for future grant under the A&R 2021 Plan. Shares issued pursuant to awards under the A&R 2021 Plan that are used to pay the exercise price of an award or to satisfy the tax liabilities or withholdings related to an award will not become available for future grant or sale under the A&R 2021 Plan. To the extent an award under the A&R 2021 Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the A&R 2021 Plan. Currently, with respect to awards granted under our Prior Plans, Shares tendered to or withheld by the Company for payment of an exercise price or for tax withholding obligations become available again for grant under the 2021 Plan. If our stockholders approve the A&R 2021 Plan, Shares tendered to or withheld by the Company for payment of an exercise price or for tax withholding obligations with respect to awards granted under our Prior Plans will not become available again for grant under the A&R 2021 Plan.

The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

In the event of certain dividends or other distributions (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities or other change in the corporate structure affecting our Shares, the A&R 2021 Plan administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the A&R 2021 Plan, will adjust the number and class of Shares that may be delivered under the A&R 2021 Plan, and/or the number, class and price of Shares of stock subject to outstanding awards and the numerical limits of the A&R 2021 Plan.

Administration

Our Board may delegate administration of the A&R 2021 Plan to different committees with respect to different groups of service providers, which may administer the Plan. Our Board and the committees may further delegate administration of the A&R 2021 Plan to any committee of our Board, or a committee of individuals satisfying applicable laws appointed by our Board under the terms of the A&R 2021 Plan. For purposes of this summary of the A&R 2021 Plan, the term “administrator” will refer to our Board or any committee designated by our Board to administer the A&R 2021 Plan. The Board has initially designated our Compensation Committee as the administrator. To make grants to certain officers and key employees, the members of the committee must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended.

Subject to the terms of the A&R 2021 Plan, the administrator has the sole discretion to select the service providers who will receive awards; to determine the terms of awards; and to approve forms of award agreements for use with the A&R 2021 Plan; to modify or amend each award (subject to the repricing restrictions of the A&R 2021 Plan), including to accelerate vesting or waive forfeiture restrictions, and to interpret the A&R 2021 Plan and outstanding awards. The administrator may allow a participant to defer the receipt of payment of cash or delivery of Shares otherwise due to such participant. The administrator may make rules and regulations relating to sub-plans established to satisfy applicable foreign laws and may make all other determinations deemed necessary or advisable for administering the A&R 2021 Plan. The administrator will issue all awards under the terms of the A&R 2021 Plan.

Eligibility

All types of awards, other than incentive stock options, may be granted to our non-employee directors and to employees and consultants of us or any parent or subsidiary of ours. Incentive stock options may be granted only to our employees or of any parent or subsidiary corporation of ours. As of June 30, 2023, we had approximately 7 employees (including one employee director), 7 non-employee directors, and less than 20 consultants.

Non-Employee Director Award Limitations

The A&R 2021 Plan provides that in any fiscal year, a non-employee board member may not be paid, issued or granted equity awards with an aggregate grant date fair value (determined under U.S. generally accepted accounting principles) and any other compensation (including without limitation cash retainers or fees) that, in the aggregate, exceed $750,000 (increased to $1,000,000 in the fiscal year his or her service as an non-employee director begins). Any award granted to a participant while he or she was an employee or a consultant (other than a non-employee director) will not count for this limitation.

No Dividends on Unvested Awards

Participants holding awards granted under the A&R 2021 Plan will not be entitled to receive any dividends or other distributions paid with respect to Shares underlying any such award until such award has fully vested, and all periods of restriction with respect to such award has lapsed, and Shares have been issued (as evidenced by the appropriate entry on the books of the company or of a duly authorized transfer agent of the company) pursuant to such award.

Stock Options

An option gives a participant the right to purchase a specified number of Shares for a fixed exercise price during a specified period. Each option granted under the A&R 2021 Plan will be evidenced by an award agreement specifying the number of Shares subject to the option and the other terms of the option, consistent with the A&R 2021 Plan.

The exercise price per Share of each option may not be less than the fair market value of a Share on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the company or any parent or subsidiary corporation of the company (a “ten percent stockholder”) must have an exercise price per Share equal to at least 110% of the fair market value of a Share on the date of grant. The aggregate fair market value of the Shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year also may not exceed $100,000. The fair market value of a Share for this $100,000 measurement is generally the closing sales price of our stock as reported on the primary stock exchange on which it is traded.

Options will be exercisable at such times or under such conditions as determined by the administrator and set forth in the award agreement. Upon the termination of a participant’s service, the unvested portion of the participant’s option generally expires. The vested portion of the option will remain exercisable for the period following the participant’s termination of service that was determined by the administrator and specified in the participant’s award agreement, and if no such period was determined by the administrator, the vested portion of the option will remain exercisable for: (i) 3 months following cessation of the participant’s service provider status for reasons other than death or disability or (ii) 12 months following cessation of the participant’s service provider status due to death or disability. However, the option will not be exercisable after the end of the option’s term.

The term of an option will be specified in the award agreement but may not be more than ten years (or five years for an incentive stock option granted to a ten percent stockholder).

The administrator will determine the acceptable form(s) of consideration for exercising an option. An option will be deemed exercised when we receive the notice of exercise and full payment for the Shares to be exercised, together with applicable tax withholdings.

Stock Appreciation Rights

A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of a Share between the date an award is granted and the date it is exercised. Upon exercise of a stock appreciation right, the holder of the award will be entitled to receive an amount determined as the product of: (i) the difference between the fair market value of a Share on the date of exercise and the exercise price and (ii) the number of exercised stock appreciation rights. We may pay the appreciation in cash, in Shares, or a combination of both. Each stock appreciation right granted under the A&R 2021 Plan will be evidenced by an award agreement specifying the exercise price and the other terms of the award. The administrator will have complete discretion to determine the number of stock appreciation rights granted to any service provider.

The exercise price per Share of each stock appreciation right may not be less than the fair market value of a Share on the date of grant.

Stock appreciation rights will be exercisable at such times or under such conditions as determined by the administrator and set forth in the award agreement. The term of a stock appreciation right may not be more than ten years. The terms relating to the period of exercise of stock appreciation rights following the termination of a participant’s service are similar to those for options described above.

Restricted Stock Awards

Subject to the minimum vesting requirements discussed above, awards of restricted stock are rights to acquire or purchase Shares that vest under the terms established by the administrator in its sole discretion. Unless the administrator provides otherwise, participants holding Shares of restricted stock will have voting rights and rights to dividends and other distributions with respect to such Shares without regard to vesting. However, such dividends or other distributions will be subject to the same restrictions and forfeitability provisions that apply to the Shares of restricted stock with respect to which they were paid. The administrator has the discretion to reduce or waive any restrictions and to accelerate the time at which any restrictions will lapse or be removed.

Restricted Stock Units

A restricted stock unit represent a right to receive cash or Shares if the performance goals or other vesting criteria set by the administrator are achieved or the restricted stock unit otherwise vests. Each award of restricted stock units granted under the A&R 2021 Plan will be evidenced by an award agreement specifying the number of Shares subject to the award and other terms of the award.

Subject to the minimum vesting requirements discussed above, the administrator may set vesting conditions based upon the achievement of company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable U.S. or non-U.S. federal or state securities laws, or any other basis determined by the administrator, in its discretion.

After an award of restricted stock units has been granted, the administrator has the discretion to reduce or waive any restrictions or vesting criteria that must be met to receive a payout or to accelerate the time at which any restrictions will lapse or be removed. A participant will forfeit any unearned restricted stock units upon termination of his or her service. The administrator in its sole discretion may pay earned restricted stock units in cash, Shares, or a combination of both.

Performance Units and Performance Shares

Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest. Performance units will have an initial value established by the administrator on or before the date of grant. Each performance share will have an initial value equal to the fair market value of a Share on the grant date. Performance units and performance shares will result in a payment to a participant only if the performance goals or other vesting criteria set by the administrator are achieved or the awards otherwise vest.

Each award of performance units or performance shares granted under the A&R 2021 Plan will be evidenced by an award agreement specifying the performance period and other terms of the award. The administrator may set vesting criteria based upon the achievement of company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the administrator, in its discretion.

After an award of performance units or performance shares has been granted, the administrator has the discretion to accelerate, reduce or waive any performance objectives or other vesting provisions for such performance units or performance shares.

The administrator has the discretion to pay earned performance units or performance shares in the form of cash, Shares (which will have an aggregate fair market value equal to the earned performance units or performance shares at the close of the performance period), or a combination of both.

The administrator will have complete discretion in determining the number of performance units and performance shares granted to each participant.

A participant will forfeit any performance units or performance shares not earned and not vested as of the termination of his or her service with us.

Transferability of Awards

Awards generally are not transferable other than by will or by the laws of descent or distribution.

Dissolution or Liquidation

In the event of our proposed dissolution or liquidation, the administrator will notify each participant as soon as practicable prior to the effective date of such proposed transaction. An award will terminate immediately prior to consummation of such proposed action to the extent the award has not been previously exercised.

Change in Control

The A&R 2021 Plan provides that, in the event of a merger or Change in Control (as defined in the A&R 2021 Plan), each award will be treated as the administrator determines without a participant’s consent, including that (i) each award be assumed or substantially equivalent awards substituted by the acquiring or succeeding corporation or its affiliate; (ii) upon written notice to a Participant, that the participant’s awards will terminate upon or immediately prior to the consummation of such merger or Change in Control; (iii) outstanding awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an award will lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (iv) (A) the termination of an award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such award or realization of the participant’s rights as of the date of the transaction, or (B) the replacement of such award with other rights or property selected by the administrator in its sole discretion; or (v) any combination of the foregoing. The administrator will not be required to treat all awards¸ all awards held by a participant, all awards of the same type, or all portions of awards the same in the transaction.

If the successor corporation does not assume or substitute for the award (or portion thereof), the participant will vest in and may exercise all of the participant’s outstanding options and stock appreciation rights (or portion thereof) that is not assumed or substituted for, all restrictions on restricted stock and restricted stock units will lapse. With respect to awards with performance-based vesting that are not assumed or substituted for, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels, and all other terms met, in each case, unless specifically provided otherwise under the applicable award agreement or other written agreement between the participant and the company or any of its subsidiaries or parents. In addition, unless specifically provided otherwise under the applicable award agreement or other written agreement, if an option or stock appreciation right (or its applicable portion) is not assumed or substituted for, the administrator will notify the participant in writing or electronically that the option or stock appreciation right will be exercisable for a period of time determined by the administrator, in its sole discretion, and the option or stock appreciation right (or its applicable portion) will terminate upon the expiration of such period.

For awards granted to our non-employee directors, in the event of a Change in Control, (i) all restrictions on the non-employee director’s restricted stock and restricted stock units will lapse, (ii) the non-employee directors will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, and (iii) with respect to the non-employee director’s awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions will be deemed met.

Forfeiture Events

Each award under the A&R 2021 Plan will be subject to any clawback policy as may be established and/or amended from time to time to comply with applicable laws (including without limitation pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as may be required by the Dodd Frank Wall Street Reform and Consumer Protection Act). The administrator may specify in an award agreement that the participant’s rights, payments, and benefits with respect to an award will be subject to the reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an award. The administrator may require a participant to forfeit, return or reimburse the company all or a portion of the award and any amounts paid thereunder pursuant to the terms of the clawback policy or as necessary or appropriate to comply with applicable laws. Unless specifically mentioned and waived in an award agreement or other document, no recovery of compensation under a clawback policy or otherwise will constitute an event that triggers or contributes to any right of a participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the company or any parent or subsidiary of the company.

Termination or Amendment

The A&R 2021 Plan will continue in effect until terminated by the administrator, but no options that qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) may be granted after ten (10) years from the earlier of Board or stockholder approval of the Plan. The administrator may amend, alter, suspend, or terminate the A&R 2021 Plan at any time, provided that no amendment may be made without stockholder approval to the extent approval is necessary or desirable to comply with any applicable laws. No amendment, alteration, suspension, or termination may impair the rights of any participant unless mutually agreed otherwise between the participant and the administrator.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the A&R 2021 Plan. The summary is based on existing U.S. federal laws and regulations, and there can be no assurance that those laws and regulations will not change. The summary is not complete and does not discuss the tax consequences upon a participant’s death, or the income tax laws of any municipality, state or foreign country in which the participant may reside. Tax consequences for any particular participant may vary based on individual circumstances.

Incentive Stock Options

A participant recognizes no taxable income for regular income tax purposes because of the grant or exercise of an option that qualifies as incentive stock option under Section 422 of the Code. If a participant exercises the option and then later sells or otherwise disposes of the Shares acquired through the exercise the option after both the two-year anniversary of the date the option was granted and the one-year anniversary of the exercise, the participant will recognize a capital gain or loss equal to the difference between the sale price of the Shares and the exercise price, and we will not be entitled to any deduction for federal income tax purposes.

However, if the participant disposes of such Shares either on or before the two-year anniversary of the date of grant or on or before the one-year anniversary of the date of exercise (a “disqualifying disposition”), any gain up to the excess of the fair market value of the Shares on the date of exercise over the exercise price generally will be taxed as ordinary income, unless the Shares are disposed of in a transaction in which the participant would not recognize a loss (such as a gift). Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the Shares generally should be deductible by the company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

For purposes of the alternative minimum tax, the difference between the option exercise price and the fair market value of the Shares on the exercise date is treated as an adjustment item in computing the participant’s alternative minimum taxable income in the year of exercise. In addition, special alternative minimum tax rules may apply to certain subsequent disqualifying dispositions of the Shares or provide certain basis adjustments or tax credits for purposes.

Nonstatutory Stock Options

A participant generally recognizes no taxable income as the result of the grant of such an option. However, upon exercising the option, the participant normally recognizes ordinary income equal to the amount that the fair market value of the Shares on such date exceeds the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of the Shares acquired by exercising a nonstatutory stock option, any gain or loss (based on the difference between the sale price and the fair market value on the exercise date) will be taxed as capital gain or loss. No tax deduction is available to the company with respect to the grant of a nonstatutory stock option or the sale of the Shares acquired through the exercise of the nonstatutory stock option.

Stock Appreciation Rights

In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant generally will recognize ordinary income equal to the fair market value of any Shares received. Any additional gain or loss recognized upon any later disposition of the Shares would be capital gain or loss.

Restricted Stock Awards

A participant acquiring Shares of restricted stock generally will recognize ordinary income equal to the fair market value of the Shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, under Section 83(b) of the Code to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than thirty days after the date the Shares are acquired. Upon the sale of Shares acquired under a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Restricted Stock Unit Awards

There are no immediate tax consequences of receiving an award of restricted stock units. A participant who is awarded restricted stock units generally will have to recognize ordinary income equal to the fair market value of Shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the administrator or a participant. Any additional gain or loss recognized upon any later disposition of any Shares received would be capital gain or loss.

Performance Shares and Performance Unit Awards

A participant generally will recognize no income upon the grant of a performance share or a performance unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any cash or unrestricted Shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any Shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Section 409A

Section 409A provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the A&R 2021 Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be before the compensation is actually or constructively received. Also, if an award subject to Section 409A violates Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, and interest on such deferred compensation.

Tax Effect for the Company

We generally will be entitled to a tax deduction in connection with an award under the A&R 2021 Plan equal to the ordinary income realized by a participant when the participant recognizes such income (for example, the exercise of a nonstatutory stock option) except to the extent such deduction is limited by applicable provisions of the Code. Special rules limit the deductibility of compensation paid to our chief executive officer and other “covered employees” as determined under Section 162(m) and applicable guidance. Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND SPLUNK WITH RESPECT TO AWARDS UNDER THE A&R 2021 PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE IMPACT OF EMPLOYMENT OR OTHER TAX REQUIREMENTS, THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH, OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Number of Awards Granted to Employees, Consultants and Directors

The number of awards that an employee, director, or consultant may receive under the A&R 2021 Plan is in the discretion of the administrator and therefore cannot be determined in advance. The following table sets forth: (i) the aggregate number of Shares subject to options granted during fiscal year 2022 to each of our named executive officers; executive officers, as a group; directors who are not executive officers, as a group; and all employees who are not executive officers, as a group; and (ii) the average per Share exercise price of such options

Name of Individual or Group	Number of Shares Subject to Options Granted	Average Per Share Exercise Price of Option Grants
Paul Wagner, Ph.D. Chief Executive Officer and Director	300,000	$1.72
Antony Riley Chief Financial Officer	75,000	$1.72
Hubert Chen, M.D. President and Chief Scientific Officer	250,000	$1.30
All executive officers, as a group	625,000	$1.55
All directors who are not executive officers, as a group	404,166	$1.25
All employees who are not executive officers, as a group	170,000	$1.72

Vote Required and Board Recommendation

The A&R 2021 Plan must be approved by a majority of the votes cast, meaning that the A&R 2021 Plan will be approved only if the number of votes “FOR” approval of the A&R 2021 Plan exceeds the number of votes “AGAINST” approval of the A&R 2021 Plan.

RECOMMENDATION

THE BOARD RECOMMENDS A VOTE “FOR” THE

APPROVAL OF THE AMENDED AND RESTATED 2021 EQUITY INCENTIVE PLAN.

PROPOSALS NO. 6 & 7

SHAREHOLDER PROPOSALS

Our Board unanimously recommends that you vote “AGAINST” each shareholder proposal

The text of the following shareholder proposals and supporting statements appear exactly as received from the proponents, unless otherwise noted. All statements contained in the shareholder proposals and supporting statements are the sole responsibility of the proponents. The shareholder proposals may contain assertions about the Company or other matters that we believe are incorrect, but we have not attempted to refute all such assertions. Each shareholder proposal is required to be voted on at the Annual Meeting only if not withdrawn and properly presented. Our Board unanimously recommends that you vote “AGAINST” each shareholder proposal for the reasons set forth in the respective statements in opposition.

The names and share ownership of the proponents of the shareholder proposals are set forth on the following pages. The addresses of the proponents and the names, addresses and share ownership are available, and will be provided promptly, upon request by emailing investors@fortebiorx.com or by calling (310) 618-6994.

PROPOSAL NO. 6

ADVISORY VOTE TO AMEND THE AMENDED AND RESTATED BYLAWS

Our Board unanimously recommends that you vote “AGAINST” Proposal 6

ATG Capital Management LLC has notified us that it intends to submit this shareholder proposal at the Annual Meeting. The proponent beneficially owns Common Stock worth at least $25,000 in market value. The proponent is responsible, and neither we nor our Board accept any responsibility, for the content of this proposal.

SHAREHOLDER PROPOSAL

The stockholders hereby amend Article VIII of the bylaws to add the following new Section 41 and to renumber the remaining sections accordingly:

Section 41. Stockholder Rights Plans.

(a) Rights Plans. Notwithstanding anything in these Bylaws to the contrary, the adoption or amendment of any Stockholder Rights Plan (as defined below) which has the effect of extending the term of the Stockholder Rights Plan or any rights or options provided thereunder shall not be effective unless ratified by the stockholders.

(b) Definition. The term “Stockholder Rights Plan” in this Section 41 refers to any stockholder rights plan, stockholder rights agreement or any other form of “poison pill” anti-takeover device, plan or agreement that is designed to or has the effect of making an acquisition of large holdings of the corporation’s shares of stock more difficult or expensive (but for the avoidance of doubt, excluding any issuance or sale of securities or rights in connection with a bona fide financing transaction).

(c) State Law. Nothing in this Section 41 should be construed to permit or validate any decision by the Board of Directors to adopt or amend a Stockholder Rights Agreement that would otherwise be prohibited or invalid under applicable Delaware law.

SUPPORTING STATEMENT

“Poison pills… prevent shareholders, and the overall market, from exercising their right to discipline management by turning it out. They entrench the current management, even when it’s doing a poor job. They water down shareholders’ votes and deprive them of a meaningful voice in corporate affairs.”

- “Take on the Street” by Arthur Levitt, SEC Chairman, 1993-2001.

Poison Pills give a Board significant power, and that is why shareholder involvement is needed. In the case of Forte, unfortunately, the Board’s track record shows a pattern of preference for protecting its own entrenchment over maximizing value for shareholders.

After two shareholders publicly filed large ownership stakes in Forte in May and July of 2022, the board responded by (1) diluting stockholders by over 42% through the sale of new shares at prices below the net cash value per share via a misguided “At The Money” offering, and (2) instituting a “poison pill.”

Poor corporate governance is par for the course at Forte: the Board utilizes a classified structure, allows the CEO to serve as Chairman, and has further disenfranchised stockholders over the past year by thwarting the electoral process and adding two new, incumbent-friendly directors via appointment instead of via election.

Enormous change is needed at Forte, and this is just the start. Shareholders must act now to prevent further destruction of our company’s assets. Voting for this amendment is one action that stockholders can take to reclaim some control from the Board. Vote yes to amend these bylaws!

Our Board’s Statement in Opposition

As further set forth in the Company’s current report on Form 8-K filed with the SEC on July 12, 2023, the Company announced that the Board adopted a Preferred Stock Rights Agreement (the “Rights Agreement”), dated as of July 12, 2022, between the Company and Computershare Trust Company, N.A., as rights agent, which sets forth the terms of the rights distributed to stockholders of record as of the close of business on July 21, 2022. The Board adopted the customary Rights Agreement to protect the Company’s stockholders from coercive or otherwise unfair takeover tactics, including the “creeping” acquisition of a majority of the Company’s common stock without the payment of an appropriate control premium to the Company’s stockholders. On June 26, 2023, the Board amended the Rights Agreement to extend the expiration of the Rights to July 12, 2024. The Company is incorporated in the State of Delaware; as further described below, the adoption of preferred stock rights agreements, like the Rights Agreement, have consistently been determined to be valid and appropriate for action by the board of directors under the laws of the State of Delaware.

The Board adopted the Rights Agreement to maximize stockholder value by preventing “creeping” acquisitions of control without payment of fair value for control or fair sharing of any control premium among all stockholders. The Board adopted the Rights Agreement in response to two stockholders disclosing large ownership stakes in the Company; an appropriate, well-recognized impetus for the adoption of a rights plan. The Rights Agreement does not prevent a takeover on terms determined by the Board to be fair and equitable to all stockholders, or otherwise “entrench” management. In fact, independent studies have validated the economic benefits of rights plans to stockholders. In one independent study published in 1997, Georgeson & Company Inc. — a nationally recognized proxy solicitor and investor relations firm — analyzed takeover data between 1992 and 1996 with respect to 319 takeover transactions over $250 million and found that premiums paid to acquire target companies with rights plans were on average eight percentage points higher than premiums paid to target companies without rights plans, and that rights plans did not reduce the likelihood of a company becoming a takeover target. In another independent study published in 2001, J.P. Morgan analyzed 397 acquisitions of U.S. public companies from 1997 through 2000, where the purchase price exceeded $1 billion, and found that companies with rights plans in place received a median premium of 35.9% compared with 31.9% for companies without rights plans.

The Board believes that the Rights Agreement enables it to be in a better position to perform its fiduciary duties and help it to protect stockholders against abusive takeover tactics that may be used to gain control of the Company without paying a price that is in the best interests of all its stockholders.

For all of the above reasons, our Board believes the above proposal is unnecessary and would not provide a meaningful benefit to stockholders.

Our Board unanimously recommends that you vote “AGAINST” Proposal 6.

PROPOSAL NO. 7

ADVISORY VOTE TO REMOVE THE COMPANY’S PREFERRED STOCK RIGHTS AGREEMENT

Our Board unanimously recommends that you vote “AGAINST” Proposal 7

Funicular Funds, LP has notified us that it intends to submit this shareholder proposal at the Annual Meeting. The proponent beneficially owns Common Stock worth at least $25,000 in market value. The proponent is responsible, and neither we nor our Board accept any responsibility, for the content of this proposal.

PROPOSAL

RESOLVED, that the stockholders of Forte Biosciences, Inc., a Delaware corporation (the “Company”) request that the Board of Directors (the “Board”) of the Company take all steps necessary to terminate without delay the Preferred Stock Rights Agreement, dated as of July 12, 2022, as amended on June 26, 2023 (the “Rights Agreement”).

SUPPORTING STATEMENT

When the Board adopted the Rights Agreement on July 12, 2022, in the absence of any colorable threat to the Company and without any opportunity for shareholders to vote, the Company already had substantial anti-takeover protections in place. Other than to demonstrate the Board’s contempt for the Company’s stockholders, the imperative for the adoption of the Rights Agreement was at best unclear, and the Board has failed to engage with stockholders on the necessity of the Rights Agreement and the future of the Company. The Board’s unilateral extension of the Rights Agreement for another year, without any intention of allowing a stockholder vote, is poor governance and a troubling sign of management entrenchment that is manifestly not in the best interests of all stockholders.

According to the Company’s latest 10-Q, at the end of Q1 2023, the Company had remaining net current assets of $32.5 million, about $11 million more than its market capitalization at the time of the submission of this Proposal. At the current burn rate, it is likely that the current market capitalization will exceed the company’s remaining resources by year-end. We have previously advocated for an immediate return of capital, and that need is now urgent. Stockholders have a right to weigh in on whether they prefer to stay the course or receive some value from their investment. Instead, the Board has attempted to insulate itself from legitimate stockholder engagement with a poison pill that prevents bidders from presenting their alternatives directly to the stockholders.

It is widely acknowledged that long term poison pills inhibit the stockholder franchise. Corporate governance best practices recommend the submission of any poison pill with a duration of longer than one year to a stockholder vote. In contrast, this Board has spurned good governance, and it seeks to avoid accountability for its entrenching Rights Agreement. We urge all stockholders to vote “for” this proposal to have the Board redeem the pill, permitting you—the true owners of the Company— to have a voice and a vote on this important issue.

WE URGE YOU TO VOTE FOR THIS PROPOSAL TODAY.

Our Board’s Statement in Opposition

As described above, the Rights Agreement is similar to plans adopted by other public companies and is intended to protect the interests of the Company and all of its stockholders. As announced at the time of its adoption, the Rights Agreement:

•	Reduces the likelihood that any entity, person or group gains control of the Company through open market accumulation or other means without payment of an adequate control premium;

•	Helps ensure that the Board has sufficient time to make informed, deliberate decisions that are in the best interests of the Company and all stockholders;

•	Applies equally to all current and future stockholders of the Company;

•	Was not adopted in response to any specific takeover bid or other proposal to acquire control of the Company; and

•	Is not intended to deter offers that are fair and otherwise in the best interests of all stockholders.

The Board believes that it is in the best interests of the Company and all stockholders to keep the Rights Agreement in accordance with its terms until it terminates on July 12, 2024, for the following reasons:

•

Deters a Creeping Acquisition of Control: The Rights Agreement reduces the likelihood that any entity, person or group gains control of the Company through open-market accumulation or other means without payment of an adequate control premium. As a result of the Rights Agreement, no stockholder can acquire beneficial ownership (as defined in the Rights Agreement) of 10% or more of the Company’s Common Stock, including by forming a “group” with other stockholders with total ownership in excess of that threshold.

•

Enables the Board to Respond to Unsolicited Acquisition Proposals: The Rights Agreement helps ensure that the Board has sufficient time to make informed, deliberate decisions that are in the best interests of the Company and all stockholders. The Rights Agreement is not intended to deter offers that are fair and otherwise in the best interests of all stockholders, but it does give the Board the ability to defend stockholders against abusive or coercive takeover tactics by a potential acquirer that could be used to gain control of the Company without the acquirer paying all stockholders a fair price for their shares, including a partial or two-tier tender offer that fails to treat all stockholders equally.

The Board believes that the Rights Agreement enables it to be in a better position to perform its fiduciary duties and help it to protect stockholders against abusive takeover tactics that may be used to gain control of the Company without paying a price that is in the best interests of all its stockholders.

For all of the above reasons, our Board believes the above proposal is unnecessary and would not provide a meaningful benefit to stockholders.

Our Board unanimously recommends that you vote “AGAINST” Proposal 7.

REPORT OF THE AUDIT COMMITTEE

The audit committee is a committee of the Board comprised solely of independent directors as required by Nasdaq listing rules and the rules and regulations of the SEC. The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The audit committee operates under a written charter approved by the Board, which is available on our website at www.fortebiorx.com/investor-relations/corporate-governance/governance-documents. The audit committee reviews and assesses the adequacy of its charter and the audit committee’s performance on an annual basis.

With respect to Forte’s financial reporting process, Forte’s management is responsible for (1) establishing and maintaining internal controls and (ii) preparing Forte’s financial statements. Forte’s independent registered public accounting firm, Mayer Hoffman McCann P.C., is responsible for performing an independent audit of Forte’s financial statements. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare Forte’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:

•	reviewed and discussed the audited financial statements with management and Mayer Hoffman McCann P.C.;

•	discussed with Mayer Hoffman McCann P.C. the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, and the SEC; and

•

received the written disclosures and the letter from Mayer Hoffman McCann P.C. required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Mayer Hoffman McCann P.C. its independence.

Based on the review and discussions noted above, the audit committee recommended to the Board that the audited financial statements be included in Forte’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC.

Respectfully submitted by the members of the audit committee of the Board:

Donald A. Williams (Chair)

Steven Kornfeld

David Gryska, M.B.A.

This audit committee report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by Forte under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, except to the extent Forte specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

EXECUTIVE OFFICERS

The following table sets forth certain information about our executive officers as of                 , 2023. Officers are elected by the Board to hold office until their successors are elected and qualified.

Name	Age	Position(s)
Paul A. Wagner, Ph.D.		Chairman and Chief Executive Officer
Antony A. Riley		Chief Financial Officer
Hubert C. Chen		President and Chief Scientific Officer

Paul A. Wagner, Ph.D., Chairman, Chief Executive Officer

For the biography of Dr. Wagner, please see “Board of Directors and Corporate Governance—Continuing Directors.”

Antony A. Riley, Chief Financial Officer

Mr. Riley served as Forte Subsidiary, Inc.’s (formerly Forte Biosciences, Inc.) Chief Financial Officer from March 2020 until the closing of the merger with the Company in June 2020, at which time he became the Chief Financial Officer. Prior to joining Forte, Mr. Riley was at Krystal Biotech, Inc., a biotechnology company, from September 2017 to February 2020 where he was the Chief Financial Officer. Previously, Mr. Riley was a founding partner since 2002 of the CFO Network LLC, a consulting firm, and prior to that he was the Acting Chief Financial Officer at Avanex Corporation and Corporate Controller at Kosan Biosciences. He also served in numerous capacities at Troy Chemical Corporation from 1997 to 2000. He received a B.Sc. (Honors) from the University of Bristol (England) and an M.B.A. (Honors) from the University of Chicago, Booth School of Business. Mr. Riley is a CPA (Inactive) in the state of California.

Hubert C. Chen, M.D.

Dr. Chen has served as Forte’s President and Chief Scientific Officer since June 2022. Prior to that he served as Chief Medical Officer of Metacrine, Inc., a biopharmaceutical company, from 2018 to 2021. Prior to Metacrine, Dr. Chen served as Chief Medical & Scientific Officer of Pfenex, a biopharmaceutical company, from 2014 to 2018. From 2012 to 2014, Dr. Chen served as Vice President, Clinical Development of Aileron Therapeutics, a biopharmaceutical company. From 2009 to 2012, Dr. Chen served as Vice President, Translational Medicine of Regulus Therapeutics, a biopharmaceutical company. From 2006 to 2009, Dr. Chen served as Director, Clinical Research and Senior Director, Clinical Research and Corporate Development of Amylin Pharmaceuticals, a biopharmaceutical company. From 2004 to 2006, Dr. Chen served as Associate Director, Medical Sciences of Amgen, Inc., a biopharmaceutical company. Additionally, from 2002 to 2012, Dr. Chen served as Assistant Clinical Professor of Medicine and Clinical Instructor of Medicine at the University of California, San Francisco. From 2001 to 2004, Dr. Chen served as a Staff Research Investigator, Staff Scientist, and Research Scientist at the Gladstone Institute of Cardiovascular Disease. Dr. Chen received his medical residency training at Massachusetts General Hospital from 1995 to 1998, his M.D. from Columbia University in 1995 and his B.A.S. in political science and biological sciences from Stanford University in 1991.

EXECUTIVE COMPENSATION

Processes and Procedures for Compensation Decisions

Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to our Board on its discussions, decisions and other actions. Typically, our Chief Executive Officer makes recommendations to our compensation committee, often attends committee meetings and is involved in the determination of compensation for the respective executive officers who report to him, except that the Chief Executive Officer does not make recommendations as to his own compensation. Our Chief Executive Officer makes recommendations to our compensation committee regarding short- and long-term compensation for all executive officers (other than himself) based on our results, an individual executive officer’s contribution toward these results and performance toward individual goal achievement. Our compensation committee then reviews the recommendations and other data. Our compensation committee makes decisions as to total compensation for each executive office, although it may instead, in its discretion, make recommendations to our Board regarding executive compensation for its approval.

Our compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies. In 2021 and 2022, our compensation committee retained Aon and Varoe Advisors, respectively, each an independent compensation consultant, to provide it with information, recommendations and other advice relating to executive compensation on an ongoing basis. Our compensation committee engaged the above mentioned independent consultants to assist in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, as well as assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers is competitive and fair.

Our named executive officers, consisting of our principal executive officer and the two most highly compensated executive officers (other than our principal executive officer), as of                  , 2023 were:

•	Paul A. Wagner, Ph.D., our Chairman and Chief Executive Officer;

•	Antony A. Riley, our Chief Financial Officer; and

•	Hubert C. Chen, M.D., our President and Chief Scientific Officer.

Summary Compensation Table

The following table sets forth information regarding the compensation reportable for our named executive officers for fiscal 2022 and prior years where applicable, as determined under SEC rules.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Paul A. Wagner, Ph.D. Chairman and Chief Executive Officer	2022	590,000	324,500	—	313,110	—	1,227,610
	2021	590,000	162,500	294,998	4,367,948	—	5,415,446
Antony Riley Chief Financial Officer	2022	380,000	152,000	—	78,278	—	610,278
	2021	380,000	76,000	249,997	1,060,787	—	1,766,784
Hubert C. Chen, M.D. (2) President and Chief Scientific Officer	2022	255,682	102,575	—	211,600	—	569,857
	2021	—	—	—	—	—	—

(1)

These columns reflect the aggregate grant date fair value of stock and option awards granted to the officer in the applicable fiscal year, computed in accordance with FASB ASC Topic 718. See Note 6 to our financial statements for the year ended December 31, 2022 included in our Annual Report on Form 10-K for the year ended December 31, 2022.

(2)	The salary for Dr. Chen for 2022 is based on a start date of June 7, 2022 and a base salary of $450,000.

Employment Arrangements

Each of our current executive officers has executed our standard form of confidential information, invention assignment and arbitration agreement.

Forte has entered into offer letters with each of its named executive officers (the “Offer Letters”). The Offer Letters supersede all other or prior agreements with respect to Forte’s named executive officers’ employment terms. Employment under the Offer Letters is at will and may be terminated at any time by Forte or by the applicable named executive officer. As of February 25, 2023, and effective as of January 1, 2023, each named executive officer is entitled to: (i) an annual base salary, currently $619,500 in the case of Dr. Wagner, $418,000 in the case of Mr. Riley and $450,000 in the case of Dr. Chen, and (ii) a discretionary annual bonus, 55% of his annual base salary in the case of Dr. Wagner, 40% of his annual base salary in the case of Mr. Riley and 40% of his annual base salary in the case of Dr. Chen, based on achievement of performance objectives to be determined by the Board.

Forte has entered into severance agreements with each of its named executive officers (the “Severance Agreements”). The Severance Agreements supersede any prior agreement or arrangement that each executive may have had with the Company that provides for severance or change in control payments and benefits. The Severance Agreements provide that if, other than during the period beginning three months before a change in control through the one-year anniversary of a change in control (the “CIC Period”), the executive is terminated either (x) by the Company without cause (as defined in the applicable Severance Agreement, and excluding by reason of his or her death or disability), or (y) by the executive for good reason (as defined in the Severance Agreement), then the executive will receive the following severance payments and benefits if he or she timely executes and does not revoke a separation agreement and release of claims in the Company’s favor:

•

Continuing payments of such officer’s base salary as in effect immediately before such termination, less applicable withholdings, for a period of 12 months, or 18 months in the case of the Chief Executive Officer.

•	A lump sum cash payment equal to 100% of such officer’s target bonus opportunity, or 150% in the case of the Chief Executive Officer, as in effect immediately before such termination.

•

Company payment of the premiums required for continued coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) under the Company’s group health, dental and vision care plans for the executive officer and his or her eligible dependents for up to 12 months, or 18 months in the case of the Chief Executive Officer.

•	For the Chief Executive Officer only, 12 months accelerated vesting and exercisability of the outstanding and unvested Company equity as of the termination date.

If, during the CIC Period, the officer’s employment with the Company is terminated either (x) by the Company without cause (as defined in the applicable Severance Agreement, and excluding by reason of his or her death or disability) or (y) by the executive for good reason (as defined in the respective Severance Agreement), the executive will receive the following severance payments and benefits if he or she timely executes and does not revoke a separation agreement and release of claims in the Company’s favor:

•	A lump sum cash payment equal to 150% of such executive’s base salary as in effect immediately before such termination, or 200% in the case of the Chief Executive Officer.

•

A lump sum cash payment equal to 150% of such officer’s target bonus opportunity, or 200% in the case of the Chief Executive Officer, as in effect immediately before such termination or the applicable change in control, if greater.

•

Company payment of the premiums required for continued coverage pursuant to COBRA under the Company’s group health, dental and vision care plans for the executive officer and his or her eligible dependents for up to 18 months, or 24 months in the case of the Chief Executive Officer.

•	100% accelerated vesting and exercisability of the outstanding and unvested Company equity granted to the executive.

Each Severance Agreement provides that, if any of the amounts provided for under a Severance Agreement or otherwise payable to the executive would constitute “parachute payments” within the meaning of Internal Revenue Code Section 280G and could be subject to the related excise tax, the executive would receive (to the extent he or she is entitled to such receipt) either the full payment of benefits under the executive’s Severance Agreement or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the executive. The Severance Agreements do not provide for any tax gross-ups in connection with a change in control.

Outstanding Equity Awards at Fiscal 2022 Year-End

The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2022.

		Option Awards				Stock Awards
Name	Date of Grant	Number of Securities Underlying Exercisable Options	Number of Securities Underlying Unexercisable Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Paul A. Wagner, Ph.D.	12/19/2018	—	421,652	0.86	12/19/2028
	4/9/2021	32,916	102,084	39.66	4/8/2031
	1/17/2022	—	300,000	1.72	1/16/2032
	11/12/2021					87,797	$294,998
Antony Riley	3/29/2020	7,246	3,295	1.24	3/29/2030
	6/30/2020	51,562	23,438	14.58	6/29/2030
	4/9/2021	17,708	24,792	39.66	4/8/2031
	1/17/2022	—	75,000	1.72	1/16/2032
	11/12/2021					74,404	$249,997
Hubert C. Chen, M.D.	6/7/2022	—	250,000	1.30	6/7/2032

Recent RSU Grants

In March 2023, the Board, upon recommendation from the Compensation Committee, granted a RSU award of 500,000 shares of Forte Common Stock to Dr. Wagner. Additionally, in February 2023 the Compensation Committee granted RSU awards of 150,000 shares for Mr. Riley and 120,000 shares for Dr. Chen. Each RSU award was granted under the 2021 Equity Incentive Plan and the form of RSU agreement thereunder. Subject to the applicable individual continuing to be a service provider to Forte through such date, 100% of the shares subject to each such option shall vest quarterly over a four-year period.

Perquisites and Health and Welfare Benefits

Forte’s named executive officers, during their employment with us, are eligible to participate in Forte’s employee benefit plans, including Forte’s medical, dental, group term life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as all of Forte’s other employees.

Forte generally does not provide perquisites or personal benefits to Forte’s named executive officers, except in limited circumstances. The Board may elect to adopt qualified or nonqualified benefit plans in the future if it determines that doing so is in Forte’s best interests.

Retirement Benefits and Nonqualified Deferred Compensation

Forte does not maintain any plan that provides for the payment of retirement benefits, or benefits that will be paid primarily following retirement. Forte does not maintain nonqualified deferred compensation plans. The Board may elect to provide Forte’s officers and other employees with such benefits in the future if it determines that doing so is in Forte’s best interests.

Equity Benefit Plans

The following table provides information as of December 31, 2022 with respect to shares of our Common Stock that may be issued under our existing equity compensation plans

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options and RSUs	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders
2021 Equity Incentive Plan(1)	1,226,367	$4.91	1,337,277
2018 Equity Incentive Plan (2)	478,529	$0.88	—
2017 Equity Incentive Plan(3)	435,500	$27.15	—
2017 Employee Stock Purchase Plan(4)	—	$—	318,522
Equity compensation plans not approved by security holders
2020 Inducement Equity Incentive Plan(5)	385,000	$11.62	115,000

TOTAL	2,525,396		1,770,799

(1)

Our Board adopted, and our stockholders approved the 2021 Equity Incentive Plan (the “2021 Plan”). The 2021 Plan was most recently amended in 2022 to increase the number of shares reserved for issuance under the 2021 Plan by 1,500,000 shares, as approved by our stockholders at our 2022 annual meeting.

(2)	We assumed the Forte Subsidiary, Inc. 2018 Equity Incentive Plan (the “2018 Plan”), at the time of the merger with Forte Subsidiary, Inc. No additional awards will be made under the 2018 Plan.
(3)

Our Board and stockholders approved and adopted the 2017 Equity Incentive Plan in March 2017 (the “2017 Plan”). The 2017 Plan became effective on April 13, 2017 in connection with the Company’s initial public offering. The 2021 Plan is a successor to the 2017 Plan. No further grants will be made under the 2017 Plan.

(4)

Our Board and stockholders adopted the Employee Stock Purchase Plan (“ESPP”) in March 2017 and the ESPP became effective on April 13, 2017, in connection with the Company’s initial public offering. The ESPP provides for an annual, automatic increase to the number of shares of Common Stock authorized for issuance thereunder, effective as of the first day of each fiscal year, by an amount equal to the least of (a) 1% of the total number of shares of capital stock outstanding on December 31st of the preceding calendar year and (b) 300,000 shares of Common Stock.
(5)

On July 26, 2020, the Company adopted the 2020 Inducement Equity Incentive Plan (the “2020 Inducement Plan”) and reserved 500,000 shares for future grant under the 2020 Inducement Plan. As of December 31, 2022, there were 115,000 shares available for issuance under the 2020 Inducement Plan. The Inducement Plan was adopted without stockholder approval pursuant to Rule 5635(c)(4) and Rule 5635(c)(3) of the Nasdaq Listing Rules.

PAY VERSUS PERFORMANCE

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following information about the relationship between executive compensation for our principal executive officers (“PEOs”) and non-PEO named executive officers (“NEOs”) as well as certain financial performance of the Company.

Pay vs. Performance Table

Year	Summary Compensation Table Total for PEO(1&2)	Compensation Actually Paid to PEO(1&3)	Average Summary Compensation Table Total for Non-CEO NEOs(1&2)	Average Compensation Actually Paid to Non-CEO NEOs(1&3)	Value of Initial Fixed $100 Investment Based On:	Net Loss(5)
					Total Shareholder Return(4)
2022	$1,227,610	$1,030,807	$590,068	$521,156	$2.75	($13,879,000)
2021	$5,415,446	$854,000	$1,766,784	($1,228,628)	$5.88	($21,708,000)

[1]	NEOs included in these columns reflect the following:

Year	PEO	Non-PEO NEOs
2022	Mr. Paul Wagner	Mr. Antony Riley and Mr. Hubert Chen
2021	Mr. Paul Wagner	Mr. Antony Riley

[2]	Amounts reflect the total compensation for our NEOs, as reported in the Summary Compensation Table.
[3]

The following table details the adjustment to the Summary Compensation Table to determine “compensation actually paid” for the CEO, as computed in accordance with Item 402(v). Amounts do not reflect actual compensation earned by or paid to our CEO during the applicable year.

	PEO
	2022	2021
Summary Compensation Table Total for CEO	$1,227,610	$5,415,446
Less: Grant Date Fair Value of Equity Awards and Change in Pension Value	$(313,110)	$(4,662,946)
Add: Year-End Fair Value of Equity Awards Granted in the Year	$180,000	$101,500
Add: Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	($20,817)	$0
Add: Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	$0	$0
Add: Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	($42,876)	$0
Add: Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	$0	$0
Add: Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	$0	$0
Compensation Actually Paid for CEO	$1,030,807	$854,000

The following table details the adjustment to the Summary Compensation Table to determine average “compensation actually paid” for NEOs (other than the CEO), as computed in accordance with Item 402(v). Amounts do not reflect actual compensation earned by or paid to our NEOs during the applicable year.

	2022	2021
Average of Summary Compensation Table Total for NEOs (other than CEO)	$590,068	$1,766,784
Less: Grant Date Fair Value of Equity Awards and Change in Pension Value	$(144,939)	$(1,310,784)
Add: Year-End Fair Value of Equity Awards Granted in the Year	$97,500	$24,650
Add: Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	($7,836)	($390,803)
Add: Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	$0	$0
Add: Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	($13,636)	($1,318,475)
Add: Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	$0	$0
Add: Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	$0	$0
Average Compensation Actually Paid	$521,156	($1,228,628)

In accordance with Item 402(v) requirements, the fair values of unvested and outstanding equity awards were remeasured as of the end of each fiscal year, and as of each vesting date, during the years displayed in the table above. For PSUs and Performance Options, fair values reflect the probable outcome of the performance vesting conditions as of each measurement date. For a discussion of the assumptions made in the valuation at grant, see Note 6 to the Consolidated Financial Statements included in our Form 10-K.

[4]	The amounts in this column assume the investment of $100 on December 31, 2020 on Forte’s common shares traded on the NYSE and the reinvestment of all dividends since that date.
[5]	As reported in Forte’s Form 10-K filed on March 31, 2023 with the Securities and Exchange Commission.

Pay vs. Performance Table Discussion and Analysis

In accordance with Item 402(v) requirements, we are providing the following charts to describe the relationships between information presented in the Pay vs. Performance table.

Relationship Between Compensation Actually Paid (CAP) for CEO and NEOs (Average) vs. Cumulative TSR of Company

The following chart shows the relationship between Compensation Actually Paid to our PEO(s) and Average Compensation Actually Paid to our other NEOs, and Forte’s FBRX’s TSR.

Relationship Between Compensation Actually Paid for CEO and NEOs (Average) vs. Net Income

The following chart shows the relationship between Compensation Actually Paid to our PEO(s) and Average Compensation Actually Paid to our other NEOs, and Forte’s Net Loss.

Most Important Company Performance Measures for Determining Executive Compensation

The most important financial performance measures used by FBRX to link executive compensation to company performance during fiscal year 2022 were:

•	Total Shareholder Return

•	ESG Metrics

•	ROIC

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our Common Stock as of                  , 2023 by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our Common Stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated, to our knowledge, the persons or entities identified in the table have sole voting power and sole investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.

We have based our calculation of the percentage of beneficial ownership on                  shares of our Common Stock outstanding as of                 , 2023. We have deemed shares of our Common Stock subject to stock options that are currently exercisable or exercisable within 60 days of                 , 2023 or issuable pursuant to RSUs which are subject to vesting and settlement conditions expected to occur within 60 days of                 , 2023, to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address for each person or entity listed in the table is c/o Forte Biosciences, Inc., 3060 Pegasus Park Drive, Building 6, Dallas, Texas 75247.

Shares Beneficially Owned
Name of Beneficial Owner	Number		Percentage
Greater than 5% Stockholders:
Funicular Funds, LP (1)	[	●]	[	●]%
Camac Fund, LLC (2)	[	●]	[	●]%
BML Investment Partners, L.P. (3)	[	●]	[	●]%
Paul A. Wagner, Ph.D. (4)	[	●]	[	●]%
ATG Fund II LLC (5)	[	●]	[	●]%
JEC II Associates, LLC (6)	[	●]	[	●]%
Named Executive Officers and Directors:
Paul A. Wagner, Ph.D. (4)	[	●]	[	●]%
Antony Riley (7)	[	●]	[	●]%
Hubert C. Chen, M.D. (8)	[	●]	[	●]%
Lawrence Eichenfield, M.D. (9)	[	●]	[	●]%
Steven Kornfeld (10)	[	●]	[	●]%
Scott Brun, M.D. (11)	[	●]	[	●]%
Donald A. Williams (12)	[	●]	[	●]%
Barbara K. Finck, M.D. (13)	[	●]	[	●]%
David Gryska, M.B.A (14)	[	●]	[	●]%
Stephen K. Doberstein, Ph.D. (15)	[	●]	[	●]%
All directors and executive officers as a group (10 persons)	[	●]	[	●]%

*	Represents less than 1%.
(1)	[●]

(2)	[●]
(3)	[●]
(4)	[●]
(5)	[●]
(6)	[●]
(7)	[●]
(8)	[●]
(9)	[●]
(10)	[●]
(11)	[●]
(12)	[●]
(13)	[●]
(14)	[●]
(15)	[●]

RELATED PERSON TRANSACTIONS

The following is a description of each transaction since January 1, 2021, and each currently proposed transaction, in which:

•	we have been or are to be a participant;

•	the amount involved exceeded or exceeds $120,000; and

•

any of our directors (including director nominees), executive officers, or beneficial holders of more than 5% of any class of our voting securities, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Equity Grants

We have issued and sold shares of our Common Stock and granted options to our executive officers and certain of our non-employee directors as more fully described in the sections titled “Director Compensation” and “Executive Compensation.”

Employment Agreements

We have entered into employment agreements with Dr. Wagner, our chief executive officer, Mr. Riley, our chief financial officer and Dr. Chen, our chief medical officer. For more information regarding this employment agreement, see the section titled “Executive Compensation—Employment Arrangements.”

Severance Agreements

We have entered into severance agreements with Dr. Wagner, our chief executive officer, Mr. Riley, our chief financial officer and Dr. Chen, our chief medical officer. For more information regarding this employment agreement, see the section titled “Executive Compensation—Employment Arrangements.”

Indemnification Agreements

We have entered into separate indemnification agreements with each of our directors and executive officers, in addition to the indemnification provided for in our amended and restated certificate of incorporation and bylaws. The indemnification agreements and our amended restated certificate of incorporation and bylaws require us to indemnify our directors, executive officers and certain controlling persons to the fullest extent permitted by Delaware law.

Policies and Procedures for Related Person Transactions

We have adopted a formal, written policy regarding related person transactions. This written policy regarding related person transactions provides that a related person transaction is a transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, in which we are a participant and in which a related person has, had or will have a direct or indirect material interest and in which the aggregate amount involved exceeds $120,000. For purposes of this policy, a related person means any of our executive officers and directors (including director nominees), in each case at any time since the beginning of our last fiscal year, or holders of more than 5% of any class of our voting securities and any member of the immediate family of, or person sharing the household with, any of the foregoing persons.

Our audit committee has the primary responsibility for reviewing and approving, ratifying or disapproving related person transactions. In determining whether to approve, ratify or disapprove any such transaction, our audit committee will consider, among other factors, (1) whether the transaction is fair to us and on terms no less favorable than terms generally available to unaffiliated third parties under the same or similar circumstances, (2) the extent of the related person’s interest in the transaction, (3) whether there are business reasons for us to enter into such transaction, (4) whether the transaction would impair the independence of any of our outside directors and (5) whether the transaction would present an improper conflict of interest for any of our directors or executive officers. The policy grants standing pre-approval of certain transactions, including (1) certain compensation arrangements for our directors or executive officers, (2) transactions with another company at which a related person’s only relationship is as a non-executive employee, director or beneficial owner of less than 10% of that company’s shares, provided that the aggregate amount involved does not exceed the greater of $200,000 or 5% of such company’s total annual revenues and the transaction is on terms no less favorable than terms generally available to unaffiliated third parties under the same or similar circumstances, (3) charitable contributions by us to a charitable organization, foundation or university at which a related person’s only relationship is as a non-executive employee or director, provided that the aggregate amount involved does not exceed the greater of $200,000 or 5% of such organization’s total annual receipts, (4) transactions where a related person’s interest arises solely from the ownership of our Common Stock and all holders of our Common Stock received the same benefit on a pro rata basis and (5) any indemnification or advancement of expenses made pursuant to our organizational documents or any agreement. In addition to our policy, our audit committee charter provides that our audit committee shall review and approve or disapprove any related person transactions.

OTHER MATTERS

2022 Annual Report

Our financial statements for our fiscal year ended December 31, 2022 are included in our annual report, which we will make available to stockholders at the same time as this proxy statement. Our proxy materials and our annual report are posted on our website at https://www.fortebiorx.com/investor-relations/sec-filings/default.aspx and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report, free of charge, by sending a written request to Forte Biosciences, Inc., 3060 Pegasus Park Drive, Building 6, Dallas, Texas 75247, Attention: Investor Relations.

Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

* * *

The Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the proxy will have discretion to vote the shares of our Common Stock they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.

THE BOARD OF DIRECTORS

Dallas, TX

                , 2023

Appendix A

Amended and Restated 2021 Equity Incentive Plan

FORTE BIOSCIENCES, INC.

AMENDED AND RESTATED 2021 EQUITY INCENTIVE PLAN

1. Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Performance Awards.

2. Definitions. As used herein, the following definitions will apply:

2.1 “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

2.2 “Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards, including but not limited to the related issuance of shares of Common Stock, including but not limited to, under U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.

2.3 “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or Performance Awards.

2.4 “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Change in Control” means the occurrence of any of the following events:

(a) Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (a), the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control; provided, further, that any change in the ownership of the stock of the Company as a result of a private financing of the Company that is approved by the Board also will not be considered a Change in Control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event will not be considered a Change in Control under this subsection (a). For this purpose, indirect beneficial ownership will include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or

(b) Change in Effective Control of the Company. If the Company has a class of securities registered pursuant to Section 12 of the Exchange Act, a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by

Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (b), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(c) Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (c), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (i) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (ii) a transfer of assets by the Company to: (A) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (B) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (C) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (D) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (c)(ii)(C). For purposes of this subsection (c), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 2.6, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (x) its sole purpose is to change the jurisdiction of the Company’s incorporation, or (y) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

2.7 “Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation or other formal guidance of general or direct applicability promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.8 “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or by a duly authorized committee of the Board, in accordance with Section 4 hereof.

2.9 “Common Stock” means the common stock of the Company.

2.10 “Company” means Forte Biosciences, Inc., a Delaware corporation, or any successor thereto.

2.11 “Consultant” means any natural person, including an advisor, engaged by the Company or any of its Parent or Subsidiaries to render bona fide services to such entity, provided the services (a) are not in connection with the offer or sale of securities in a capital-raising transaction, and (b) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.

2.12 “Director” means a member of the Board.

2.13 “Disability” means total and permanent disability as defined in Code Section 22(e)(3), provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

2.14 “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

2.15 “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

2.16 “Exchange Program” means a program under which (a) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (b) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (c) the exercise price of an outstanding Award is reduced or increased. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

2.17 “Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of Common Stock determined as follows:

2.17.1 If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange or the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or, if no closing sales price was reported on that date, as applicable, on the last Trading Day such closing sales price was reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

2.17.2 If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last Trading Day such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

2.17.3 In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

2.18 “Fiscal Year” means the fiscal year of the Company.

2.19 “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Code Section 422 and the regulations promulgated thereunder.

2.20 “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

2.21 “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

2.22 “Option” means a stock option granted pursuant to the Plan.

2.23 “Outside Director” means a Director who is not an Employee.

2.24 “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).

2.25 “Participant” means the holder of an outstanding Award.

2.26 “Performance Awards” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be cash- or stock-denominated and may be settled for cash, Shares or other securities or a combination of the foregoing under Section 10.

2.27 “Performance Period” means Performance Period as defined in Section 10.1.

2.28 “Period of Restriction” means the period (if any) during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

2.29 “Plan” means this 2021 Equity Incentive Plan.

2.30 “Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.

2.31 “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

2.32 “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

2.33 “Section 16b” means Section 16(b) of the Exchange Act.

2.34 “Section 409A” means Code Section 409A and the U.S. Treasury Regulations and guidance thereunder, and any applicable state law equivalent, as each may be promulgated, amended or modified from time to time.

2.35 “Securities Act” means the U.S. Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

2.36 “Service Provider” means an Employee, Director or Consultant.

2.37 “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

2.38 “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 7 is designated as a Stock Appreciation Right.

2.39 “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Code Section 424(f).

2.40 “Trading Day” means a day that the primary stock exchange, national market system, or other trading platform, as applicable, upon which the Common Stock is listed (or otherwise trades regularly, as determined by the Administrator, in its sole discretion) is open for trading.

2.41 “U.S. Treasury Regulations” means the Treasury Regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code will include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

3. Stock Subject to the Plan.

3.1 Stock Subject to the Plan. Subject to adjustment upon changes in capitalization of the Company as provided in Section 14, the maximum aggregate number of Shares that may be subject to Awards and sold under the Plan will be equal to (a) 5,000,000 Shares, plus (b) any Shares subject to awards granted under the Tocagen, Inc. 2009 Equity Incentive Plan, the Tocagen, Inc. 2017 Equity Incentive Plan, and the Forte Biosciences Inc. 2018 Equity Incentive Plan that, after the date of stockholder approval of the Plan, expire or otherwise terminate without having been exercised or issued in full or are forfeited to or repurchased by the Company due to failure to vest, with the maximum number of Shares to be added to the Plan pursuant to clause (b) equal to 1,102,341. In addition, Shares may become available for issuance under Section 3.2. The Shares may be authorized but unissued, or reacquired Common Stock.

3.2 Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares is forfeited to or repurchased by the Company due to the failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Upon exercise of a Stock Appreciation Right settled in Shares, the gross number of Shares covered by the portion of the Award so exercised, whether or not actually issued pursuant to such exercise, will cease to be available under the Plan. Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units or Performance Awards are repurchased by the Company or are forfeited to the Company due to the failure to vest, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax liabilities or withholdings related to an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 14, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3.1, plus, to the extent allowable under Code Section 422 and the U.S. Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Section 3.2.

3.3 Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4. Administration of the Plan.

4.1 Procedure.

4.1.1 Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

4.1.2 Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

4.1.3 Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which Committee will be constituted to comply with Applicable Laws.

4.2 Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

4.2.1 to determine the Fair Market Value;

4.2.2 to select the Service Providers to whom Awards may be granted hereunder;

4.2.3 to determine the number of Shares to be covered by each Award granted hereunder;

4.2.4 to approve forms of Award Agreements for use under the Plan;

4.2.5 to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto (including but not limited to, temporarily suspending the exercisability of an Award if the Administrator deems such suspension to be necessary or appropriate for administrative purposes or to comply with Applicable Laws, provided that such suspension must be lifted prior to the expiration of the maximum term and post-termination exercisability period of an Award), based in each case on such factors as the Administrator will determine;

4.2.6 to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

4.2.7 to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable non-U.S. laws or for qualifying for favorable tax treatment under applicable non-U.S. laws;

4.2.8 to modify or amend each Award (subject to Section 20.3), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option or Stock Appreciation Right (subject to Sections 6.4 and 7.5);

4.2.9 to allow Participants to satisfy withholding tax obligations in a manner prescribed in Section 15;

4.2.10 to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

4.2.11 to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to such Participant under an Award; and

4.2.12 to make all other determinations deemed necessary or advisable for administering the Plan.

4.3 Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards and will be given the maximum deference permitted by Applicable Laws.

4.4 Exchange Program. The Administrator may not institute an Exchange Program.

5. Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Stock Options.

6.1 Grant of Options. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Options to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

6.2 Option Agreement. Each Award of an Option will be evidenced by an Award Agreement that will specify the exercise price, the term of the Option, the number of Shares subject to the Option, the exercise restrictions, if any, applicable to the Option, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

6.3 Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. Notwithstanding such designation, however, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6.3, Incentive Stock Options will be taken into account in the order in which they were granted, the Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted, and calculation will be performed in accordance with Code Section 422 and the U.S. Treasury Regulations promulgated thereunder.

6.4 Term of Option. The term of each Option will be stated in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

6.5 Option Exercise Price and Consideration.

6.5.1 Exercise Price. The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option will be determined by the Administrator, but will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an Employee who owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this Section 6.5.1, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Code Section 424(a).

6.5.2 Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

6.5.3 Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (a) cash (including cash equivalents); (b) check; (c) promissory note, to the extent permitted by Applicable Laws, (d) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided further that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (e) consideration received by the Company under a cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (f) by net exercise; (g) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws, or (h) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator will consider if acceptance of such consideration may be reasonably expected to benefit the Company.

6.6 Exercise of Option.

6.6.1 Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (a) notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (b) full payment for the Shares with respect to which the Option is exercised (together with applicable tax withholding). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

6.6.2 Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option, to the extent that the Option is vested on the date of termination, within three (3) months of termination, or such shorter or longer period of time, as is specified in the Award Agreement or in writing by the Administrator, in each case, in no event later than the expiration of the term of such Option as set forth in the Award Agreement. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

6.6.3 Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within twelve (12) months of termination, or such longer or shorter period of time as is specified in the Award Agreement or in writing by the Administrator (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to the extent the Option is vested on the date of termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

6.6.4 Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised within twelve (12) months following the Participant’s death, or within such longer or shorter period of time as is specified in the Award Agreement or in writing by the Administrator (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to the extent that the Option is vested on the date of death, by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to the Participant’s death in a form (if any) acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution (each, a “Legal Representative”). If the Option is exercised pursuant to this Section 6.6.4, Participant’s designated beneficiary or Legal Representative shall be subject to the terms of this Plan and the Award Agreement, including but not limited to the restrictions on transferability and forfeitability applicable to the Service Provider. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

6.6.5 Tolling Expiration. A Participant’s Award Agreement may also provide that:

(a) if the exercise of the Option following the cessation of Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16(b), then the Option will terminate on the earlier of (i) the expiration of the term of the Option set forth in the Award Agreement, or (ii) the tenth (10th) day after the last date on which such exercise would result in liability under Section 16(b); or

(b) if the exercise of the Option following the cessation of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (i) the expiration of the term of the Option or (ii) the expiration of a period of thirty (30) days after the cessation of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

7. Stock Appreciation Rights.

7.1 Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

7.2 Number of Shares. The Administrator will have complete discretion to determine the number of Shares subject to any Award of Stock Appreciation Rights.

7.3 Exercise Price and Other Terms. The per Share exercise price for the Shares that will determine the amount of the payment to be received upon exercise of a Stock Appreciation Right as set forth in Section 7.6 will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

7.4 Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

7.5 Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6.4 relating to the maximum term and Section 6.5 relating to exercise also will apply to Stock Appreciation Rights.

7.6 Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

7.6.1 The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

7.6.2 The number of Shares with respect to which the Stock Appreciation Right is exercised. At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

8. Restricted Stock.

8.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

8.2 Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction (if any), the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

8.3 Transferability. Except as provided in this Section 8 or as the Administrator determines, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

8.4 Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

8.5 Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

8.6 Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

8.7 Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

9. Restricted Stock Units.

9.1 Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

9.2 Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.

9.3 Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

9.4 Form and Timing of Payment. Payment of earned Restricted Stock Units will be made at the time(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Restricted Stock Units in cash, Shares, or a combination of both.

9.5 Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

10. Performance Awards.

10.1 Award Agreement. Each Performance Award will be evidenced by an Award Agreement that will specify any time period during which any performance objectives or other vesting provisions will be measured (“Performance Period”), and such other terms and conditions as the Administrator determines. Each Performance Award will have an initial value that is determined by the Administrator on or before its date of grant.

10.2 Objectives or Vesting Provisions and Other Terms. The Administrator will set any objectives or vesting provisions that, depending on the extent to which any such objectives or vesting provisions are met, will determine the value of the payout for the Performance Awards. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

10.3 Earning Performance Awards. After an applicable Performance Period has ended, the holder of a Performance Award will be entitled to receive a payout for the Performance Award earned by the Participant over the Performance Period. The Administrator, in its discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Award.

10.4 Form and Timing of Payment. Payment of earned Performance Awards will be made at the time(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Performance Awards in cash, Shares, or a combination of both.

10.5 Cancellation of Performance Awards. On the date set forth in the Award Agreement, all unearned or unvested Performance Awards will be forfeited to the Company, and again will be available for grant under the Plan.

11. Compliance With Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to be exempt from or meet the requirements of Section 409A and will be construed and interpreted in accordance with such intent (including with respect to any ambiguities or ambiguous terms), except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A. In no event will the Company or any of its Parent or Subsidiaries have any responsibility, liability, or obligation to reimburse, indemnify, or hold harmless a Participant (or any other person) in respect of Awards, for any taxes, penalties or interest that may be imposed on, or other costs incurred by, Participant (or any other person) as a result of Section 409A.

12. Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise or as otherwise required by Applicable Laws, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (a) any leave of absence approved by the Company or (b) transfers between locations of the Company or between the Company, its Parent, or any of its Subsidiaries. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

13. Limited Transferability of Awards. Unless determined otherwise by the Administrator, Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution (which, for purposes of clarification, shall be deemed to include through a beneficiary designation if available in accordance with Section 6.6), and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

14. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

14.1 Adjustments. In the event that any extraordinary dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs (other than any ordinary dividends or other ordinary distributions), the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares of stock that may be delivered under the Plan and/or the number, class, and price of shares of stock covered by each outstanding Award, and numerical Share limits in Section 3.

14.2 Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

14.3 Merger or Change in Control. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines (subject to the provisions of the following paragraph) without a Participant’s consent, including, without limitation, that (a) Awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (b) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such merger or Change in Control; (c) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (d) (i) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (ii) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (e) any combination of the foregoing. In taking any of the actions permitted under this Section 14.3, the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, all Awards of the same type, or all portions of Awards, similarly.

In the event that the successor corporation does not assume or substitute for the Award (or portion thereof), the Participant will fully vest in and have the right to exercise his or her outstanding Options and Stock Appreciation Rights (or portions thereof) not assumed or substituted for, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units (or portions thereof) not assumed or substituted for will lapse, and, with respect to Awards with performance-based vesting (or portions thereof) not assumed or substituted for, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, in each case, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company or any of its Subsidiaries or Parents, as applicable. In addition, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company or any of its Subsidiaries

or Parents, as applicable, if an Option or Stock Appreciation Right (or portion thereof) is not assumed or substituted in the event of a merger or Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right (or its applicable portion) will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right (or its applicable portion) will terminate upon the expiration of such period.

For the purposes of this Section 14.3 and Section 14.4 below, an Award will be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

Notwithstanding anything in this Section 14.3 to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent, in all cases, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company or any of its Subsidiaries or Parents, as applicable; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

Notwithstanding anything in this Section 14.3 to the contrary, and unless otherwise provided in an Award Agreement, if an Award that vests, is earned or paid-out under an Award Agreement is subject to Section 409A and if the change in control definition contained in the Award Agreement (or other agreement related to the Award, as applicable) does not comply with the definition of “change in control” for purposes of a distribution under Section 409A, then any payment of an amount that is otherwise accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Section 409A without triggering any penalties applicable under Section 409A.

14.4 Outside Director Awards. With respect to Awards granted to an Outside Director, the Outside Director will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which otherwise would not be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company or any of its Parent or Subsidiaries, as applicable.

15. Award Limitations.

(a) Outside Director Award Limitations. No Outside Director may be paid, issued, or granted, in any Fiscal Year, equity awards (including any Awards issued under this Plan) with an aggregate value (the value of which will be based on their grant date fair value determined in accordance with U.S. generally accepted accounting principles) and any other compensation (including without limitation any cash retainers or fees) that, in the aggregate, exceed $750,000, increased to $1,000,000 for such Outside Director for the Fiscal Year in which he or she joins the Board as an Outside Director. Any Awards or other compensation paid or provided to an individual for his or her services as an Employee, or for his or her services as a Consultant (other than as an Outside Director), will not count for purposes of the limitation under this Section 15(a).

(b) Dividends and Other Distributions. Service Providers holding Awards granted under the Plan will not be entitled to receive any dividends or other distributions paid with respect to Shares underlying any such Award until such Award has fully vested, and all Periods of Restriction with respect to such Award has lapsed, and Shares have been issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) pursuant to such Award.

16. Tax Withholding.

16.1 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholdings are due, the Company (or any of its Parent, Subsidiaries, or affiliates employing or retaining the services of a Participant, as applicable) will have the power and the right to deduct or withhold, or require a Participant to remit to the Company (or any of its Parent, Subsidiaries, or affiliates, as applicable) or a relevant tax authority, an amount sufficient to satisfy U.S. federal, state, local, non-U.S., and other taxes (including the Participant’s FICA obligation) required to be withheld or paid with respect to such Award (or exercise thereof).

16.2 Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax liability or withholding obligation, in whole or in part by such methods as the Administrator shall determine, including, without limitation, (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion, (c) delivering to the Company already-owned Shares having a fair market value equal to the statutory amount required to be withheld or such greater amount as the Administrator may determine, in each case, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion, (d) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld or paid, (e) such other consideration and method of payment for the meeting of tax liabilities or withholding obligations as the Administrator may determine to the extent permitted by Applicable Laws, or (f) any combination of the foregoing methods of payment. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion. The fair market value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

17. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or its Subsidiaries or Parents, as applicable, nor will they interfere in any way with the Participant’s right or the right of the Company and its Subsidiaries or Parents, as applicable, to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

18. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

19. Term of Plan. Subject to Section 23 of the Plan, the Plan will become effective as of its adoption by the Board. The Plan will continue in effect until terminated under Section 20, but no Options that qualify as incentive stock options within the meaning of Code Section 422 may be granted after ten (10) years from the earlier of the Board or stockholder approval of the Plan.

20. Amendment and Termination of the Plan.

20.1 Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

20.2 Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

20.3 Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

21. Conditions Upon Issuance of Shares.

21.1 Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

21.2 Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

22. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any U.S. state or federal law or non-U.S. law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

23. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

24. Forfeiture Events. The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to the reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Notwithstanding any provisions to the contrary under this Plan, an Award shall be subject to the Company’s clawback policy as may be established and/or amended from time to time to comply with Applicable Laws (including without limitation pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as may be required by the Dodd-Frank Wall Street Reform and Consumer Protection Act) (the “Clawback Policy”). The Administrator may require a Participant to forfeit, return or reimburse the Company all or a portion of the Award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with Applicable Laws. Unless this Section 23 specifically is mentioned and waived in an Award Agreement or other document, no recovery of compensation under a Clawback Policy or otherwise will constitute an event that triggers or contributes to any right of a Participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any Parent or Subsidiary of the Company.

SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/FBRX2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to TBD. TBD TBD TBD TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V21632-P98088 KEEP THIS PORTION FOR YOUR RECORDS THIS BLUE PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY FORTE BIOSCIENCES, INC. The Board of Directors recommends that you vote “FOR” the two Company Nominees, and not to vote “FOR” the two Camac Nominees. YOU MAY SUBMIT VOTES “FOR” UP TO TWO NOMINEES IN TOTAL. YOU ARE PERMITTED TO VOTE FOR LESS THAN TWO NOMINEES. IMPORTANTLY, IF YOU MARK MORE THAN TWO “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, ALL OF YOUR VOTES FOR THE ELECTION OF DIRECTORS WILL BE DEEMED INVALID. IF YOU MARK FEWER THAN TWO “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, THIS PROXY CARD, WHEN DULY EXECUTED, WILL BE VOTED ONLY “FOR” THE NOMINEE YOU HAVE SO MARKED. 1. The election of two (2) Class III directors to hold office until our 2026 annual meeting of stockholders and until his or her successor is elected and qualified. Company Nominees: 1a. Lawrence Eichenfield, M.D. 1b. Paul A. Wagner, Ph.D. Camac Nominees Opposed by the Company: 1c. Chris McIntyre 1d. Michael G. Hacke The Board of Directors recommends you vote FOR the following proposal 2: 2. The approval, on an advisory basis, the compensation of our named executive officers. For Withhold For Withhold For Against Abstain The Board of Directors recommends you vote 3 YEARS on the following proposal: 3. The approval, on an advisory and non-binding basis, the frequency of future stockholder advisory votes on the compensation of our named executive officers. 1 Year 2 Years 3 Years Abstain The Board of Directors recommends you vote FOR the following proposals 4 and 5: 4. The ratification of the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for our fiscal year ending December 31, 2023. 5. The approval of an amended and restated 2021 Equity Incentive Plan. The Board of Directors recommends you vote AGAINST the following proposals 6 and 7: 6. The approval of the shareholder proposal to amend the Company’s amended and restated bylaws. 7. The approval, on an advisory basis, of the shareholder proposal to terminate the Company’s preferred stock rights agreement. For Against Abstain For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V21633-P98088 FORTE BIOSCIENCES, INC. Annual Meeting of Stockholders September 19, 2023 10:00 AM Pacific Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Paul A. Wagner, our Chief Executive Officer, and Antony A. Riley, our Chief Financial Officer, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of FORTE BIOSCIENCES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held on Tuesday, September 19, 2023 at 10:00 a.m. Pacific Time, at www.virtualshareholdermeeting.com/FBRX2023, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side